UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Soliciting Material Pursuant to §240.14a-12

Owens & Minor

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of

2005

Annual Meeting

and

Proxy Statement

WHETHER OR NOT YOU PRESENTLY PLAN TO ATTEND THE MEETING IN

PERSON, THE BOARD OF DIRECTORS URGES YOU TO VOTE.

Owens & Minor, Inc.

4800 Cox Road

Glen Allen, Virginia 23060-6292

March 14, 2005

Dear Shareholders:

It is a pleasure to invite you to our Annual Meeting of Shareholders on Thursday, April 28, 2005 at 10:00 a.m. The meeting will be held at the Virginia Historical Society, 428 North Boulevard, Richmond, Virginia. Directions are on the last page of the Proxy Statement. Morning refreshments will be served.

The primary business of the meeting will be to (i) elect five directors, (ii) approve the proposed 2005 Stock Incentive Plan, and (ii) ratify the appointment of KPMG LLP as our independent registered public accountants for 2005. In addition to considering these matters, we will review major developments since our last shareholders meeting as well as future opportunities. Our Board of Directors and management team will be there to chat with you and answer any questions.

You may vote your shares by the Internet, by telephone or by mailing the enclosed proxy card in the postage-paid envelope provided. Whichever method you choose, your vote is important so please vote as soon as possible. All of us at Owens & Minor appreciate your continued interest and support.

Warm regards,

G. GILMER MINOR, III

Chairman and Chief Executive Officer

Proxy Statement

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the Annual Meeting, please vote your shares promptly by the Internet, by telephone or by completing, signing and mailing your proxy card in the enclosed envelope. Instructions for all three voting options are set forth on your proxy card.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held Thursday, April 28, 2005

TO THE SHAREHOLDERS OF OWENS & MINOR, INC.:

The Annual Meeting of Shareholders of Owens & Minor, Inc. (the “Company” or “Owens & Minor”) will be held on Thursday, April 28, 2005 at 10:00 a.m. at the Virginia Historical Society, 428 North Boulevard, Richmond, Virginia.

The purposes of the meeting are:

1.	To elect five directors to serve until the Annual Meeting of Shareholders in 2008;

2.	To approve the proposed 2005 Stock Incentive Plan;

3.	To ratify the appointment of KPMG LLP as independent registered public accountants for 2005; and

4.	To transact any other business properly before the Annual Meeting.

Shareholders of record as of March 3, 2005 will be entitled to vote at the Annual Meeting.

Your attention is directed to the attached Proxy Statement. This Proxy Statement, proxy card and Owens & Minor’s 2004 Annual Report are being distributed on or about March 14, 2005.

BY ORDER OF THE BOARD OF DIRECTORS

GRACE R. DEN HARTOG

Senior Vice President, General Counsel & Corporate Secretary

Street Address	Mailing Address
4800 Cox Road	P.O. Box 27626
Glen Allen, Virginia 23060-6292	Richmond, Virginia 23261-7626

PROXY STATEMENT

Annual Meeting of Shareholders

to be held on April 28, 2005

ABOUT THE MEETING

What You Are Voting On

Proxies are being solicited by the Board of Directors for purposes of voting on the following proposals and any other business properly brought before the meeting:

Proposal 1:  Election of the following five directors, each for a three-year term:

G. Gilmer Minor, III, J. Alfred Broaddus, Jr., Eddie N. Moore, Jr., Peter S. Redding and Craig R. Smith.

Proposal 2:  Approval of the proposed 2005 Stock Incentive Plan.

Proposal 3:  Ratification of KPMG LLP as Owens & Minor’s independent registered public accountants.

Who is Entitled to Vote

Shareholders as of the close of business on March 3, 2005 (the “Record Date”) are entitled to vote. Each share of the Company’s Common Stock (“Common Stock”) is entitled to one vote. As of March 3, 2005, 39,682,436 shares of Common Stock were issued and outstanding.

How to Vote

You can vote by the Internet, by telephone or by mail.

By Internet.    You may vote by the Internet by following the specific instructions on the enclosed proxy card. If your shares are held in “street name” (through a broker), please contact your broker to determine whether you will be able to vote electronically.

By Telephone.    You may vote by telephone using the toll-free number and following the instructions listed on the enclosed proxy card. If your shares are held in “street name”, please contact your broker to determine whether you will be able to vote by telephone.

By Mail.    You may vote by mail by completing, signing and dating the enclosed proxy card and returning it in the postage-paid envelope provided.

However you choose to vote, you may revoke a proxy prior to the meeting by (1) submitting a subsequently dated proxy, (2) giving notice in writing to the Corporate Secretary of the Company or (3) voting in person at the meeting.

What Happens if You Don’t Make Selections on Your Proxy Card

If you properly vote your proxy card and do not make a selection on one or more proposals, you give authority to the individuals designated on the proxy card to vote on such proposal(s) and any other matter that may arise at the meeting. If no specific instructions are given, it is intended that all proxies that are signed and returned will be voted “FOR” the election of all nominees for director, “FOR” approval of the 2005 Stock Incentive Plan and “FOR” the ratification of the appointment of KPMG LLP.

What it Means if You Get More Than One Proxy Card

Your shares are probably registered differently or are held in more than one account. Sign and return or otherwise vote all proxy cards to ensure that all your shares are voted. Please have all of your accounts registered in the same name and address. You may do this by contacting our transfer agent, The Bank of New York, at 1-800-524-4458.

What Constitutes a Quorum

A majority of the outstanding shares, present or represented by proxy, constitutes a quorum. A quorum is required to conduct the Annual Meeting. If you vote your proxy card, you will be considered part of the quorum. Abstentions and shares held by brokers or banks in street name that are voted on any matter are included in the quorum. Broker shares that are not voted on any matter will not be included in determining whether a quorum is present.

The Vote Required to Approve Each Item

Election of Directors.    The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked “Withhold authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

Approval of 2005 Stock Incentive Plan.    Approval of the 2005 Stock Incentive Plan requires the affirmative vote of a majority of the shares of Common Stock cast on this proposal; provided that the total vote cast on the proposal represents over 50% of the outstanding shares of Common Stock. Abstentions and broker non-votes (described below) will not be counted as votes cast on the 2005 Stock Incentive Plan.

Ratification of Appointment of KPMG LLP.    The ratification of the appointment of KPMG LLP requires that the votes cast in favor of the ratification exceed the number of votes cast opposing the ratification.

Whether Your Shares Will be Voted if You Don’t Provide Your Proxy

Whether your shares will be voted if you don’t provide your proxy depends on how your ownership of shares of Common Stock is registered. If you own your shares as a registered holder, which means that your shares of Common Stock are registered in your name, your unvoted shares will not be represented at the meeting and will not count toward the quorum requirement, which is explained above. If a quorum is obtained, your unvoted shares will not affect whether a proposal is approved or rejected.

If you own your shares of Common Stock in “street name”, which means that your shares are registered in the name of your broker, your shares may be voted even if you do not provide your broker with voting instructions. Brokers have the authority under New York Stock Exchange rules to vote shares for which their customers do not provide voting instructions on certain “routine” matters.

The election of directors and the ratification of the designation of KPMG LLP as independent registered public accountants of the Company are considered routine matters for which brokerage firms may vote unvoted shares. The approval of the 2005 Stock Incentive Plan is not considered a routine matter on which brokerage firms may vote unvoted shares. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a broker non-vote. As such, broker non-votes and abstentions will have no effect on the proposal to approve the 2005 Stock Incentive Plan, provided that the total vote cast on the plan represents over 50% of the outstanding shares of Common Stock. Except as provided in the preceding sentence, abstentions, broker non-votes and, with respect to the election of directors, withheld votes will not be included in the vote totals and will not affect the outcome of the vote.

Costs of Soliciting Proxies

Owens & Minor will pay all costs of this proxy solicitation. The Company has retained Georgeson Shareholder Communications, Inc. to aid in the distribution and solicitation of proxies for approximately $6,000 plus expenses. The Company will reimburse stockbrokers and other custodians, nominees and fiduciaries for their expenses in forwarding proxy and solicitation materials.

CORPORATE GOVERNANCE

General.    The Company is managed under the direction of the Board of Directors, which has adopted Corporate Governance Guidelines to set forth certain corporate governance practices. During 2004, the Company continued to review its corporate governance policies and practices relative to the policies and practices recommended by groups and authorities active in corporate governance as well as the requirements of the Sarbanes-Oxley Act of 2002 and rules promulgated thereunder or adopted by the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange (“NYSE”), the exchange on which the Company’s common stock is listed. As part of this ongoing effort, the Company revised the charters of the Audit Committee, Governance & Nominating Committee and Compensation & Benefits Committee in 2004. The Company also revised its Corporate Governance Guidelines. For a description of the Governance & Nominating Committee’s function with respect to corporate governance, see the Report of the Governance & Nominating Committee on page 5.

Corporate Governance Materials.    The Company’s Corporate Governance Guidelines, Code of Honor and the charters of the Audit, Compensation & Benefits, and Governance & Nominating Committees are available on the Company’s website at www.owens-minor.com/corporate governance and are available in print to any shareholder upon request to Corporate Secretary, Owens & Minor, Inc., 4800 Cox Road, Glen Allen, VA 23060.

Code of Honor.    The Board of Directors has adopted a Code of Honor that is applicable to all employees of the Company, including the principal executive officer, the principal financial officer and the principal accounting officer, as well as the members of the Board of Directors. The Code of Honor is available on the Company’s website at www.owens-minor.com/corporate governance. The Company intends to post any amendments to or waivers from its Code of Honor (to the extent applicable to the Company’s chief executive officer, principal financial officer, principal accounting officer, any other executive officer or any director) on its website.

Director Independence.    The Board of Directors determined in 2005 that the following ten members of its twelve-member Board are “independent” within the meaning of NYSE listing standards and the Company’s Corporate Governance Guidelines: A. Marshall Acuff, Jr., J. Alfred Broaddus, Jr., John T. Crotty, James B Farinholt, Jr., Richard E. Fogg, Vernard W. Henley, Peter S. Redding, James E. Rogers, James E. Ukrop and Anne Marie Whittemore. To assist it in making determinations of independence, the Board has adopted categorical standards which are contained in Section I of the Company’s Corporate Governance Guidelines included in this proxy statement as Annex A. The Board has determined that all directors identified as independent in this proxy statement meet these standards.

REPORT OF THE GOVERNANCE & NOMINATING COMMITTEE

The Governance & Nominating Committee was formed by the Board of Directors in 1996 to promote good corporate governance practices. Composed of five independent directors who met five times during 2004, the Governance & Nominating Committee operates under a charter that sets forth its purpose:

(i)	to assist the Board by identifying and recommending nominees for election to the Board;

(ii)	to oversee the governance of the Company, including recommending to the Board corporate governance guidelines for the Company;

(iii)	to lead the Board in its annual review of the Board’s performance; and

(iv)	to recommend to the Board director nominees for each Board committee and each committee chairperson.

The Governance & Nominating Committee continues to study and implement good corporate governance practices at Owens & Minor as it endeavors to stay on the leading edge of corporate governance matters. Under the Committee’s guidance, the Company’s Corporate Governance Guidelines (included in this proxy statement as Annex A) were revised in 2004 to enhance the role and responsibilities of the Lead Director.

In addition, during the past year, the Governance & Nominating Committee focused on establishing a more formal and organized director continuing education policy and a new director orientation program. In 2004, the Company held three in-house director education seminars provided by outside experts and several directors attended director education programs accredited by Institutional Shareholder Services.

Finally, the Committee recruited two distinguished new outside directors who will stand for election at the 2005 Annual Meeting of Shareholders. Both nominees, J. Alfred Broaddus, Jr. and Eddie N. Moore, Jr., were recommended by non-management directors of the Company and, as part of their assessment by the Governance & Nominating Committee and the Board in accordance with the Company’s Corporate Governance Guidelines, were determined to be independent.

The Governance & Nominating Committee’s charter, together with the Corporate Governance Guidelines, can be viewed on the Company’s website. The Governance & Nominating Committee has welcomed the recent efforts of legislators, the SEC and the NYSE to refine corporate governance practices and will continue to support the implementation of corporate governance best practices at Owens & Minor.

THE GOVERNANCE & NOMINATING

COMMITTEE

A. Marshall Acuff, Jr., Chairperson

J. Alfred Broaddus, Jr.

Vernard W. Henley

James E. Ukrop

Anne Marie Whittemore

BOARD MEETINGS

The Board of Directors held six meetings during 2004. All directors attended at least 75% of the meetings of the Board and committees on which they served. The Company’s Corporate Governance Guidelines provide that, absent unusual or unforeseen circumstances, directors are expected and encouraged to attend each annual meeting of shareholders. All directors attended the 2004 Annual Meeting of Shareholders.

Under the Company’s Corporate Governance Guidelines, non-management directors meet in executive session following each regularly scheduled Board meeting. These meetings are chaired by a Lead Director who is elected annually by the non-management directors following each Annual Meeting of Shareholders. James E. Rogers currently serves as Lead Director and presides over these executive sessions. As Lead Director, Mr. Rogers is also invited to participate in meetings of all Board committees but is permitted to vote only in the meetings of committees of which he is a member. Shareholders and other interested parties may contact the Lead Director by following the procedures set forth in “Communications with the Board of Directors” on page 8.

COMMITTEES OF THE BOARD

The Board of Directors has the following committees:

Audit Committee:    Oversees (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualification and independence of the Company’s independent registered public accountants; (iv) the performance of the Company’s independent registered public accountants and internal audit functions and (v) issues involving the Company’s ethical and legal compliance responsibilities. The Audit Committee has sole authority to appoint, retain, compensate, evaluate and terminate the Company’s independent registered public accountants (subject, if applicable, to shareholder ratification). The Board of Directors has determined that James B. Farinholt, Jr., Chairman of the Audit Committee, is an “audit committee financial expert”, as defined by SEC regulations. All members of the Audit Committee are independent.

Compensation & Benefits Committee:    Administers executive compensation programs, policies and practices. Advises the Board on salaries and compensation of the executive officers and makes other studies and recommendations concerning compensation and compensation policies. All members of the Compensation & Benefits Committee are independent.

Governance & Nominating Committee:    Considers and recommends nominees for election as directors and officers and nominees for each Board committee. Reviews and evaluates the procedures, practices and policies of the Board and its members and leads the Board in its annual self-review. Oversees the governance of the Company, including recommending Corporate Governance Guidelines. All members of the Governance & Nominating Committee are independent.

Executive Committee:    Exercises limited powers of the Board when the Board is not in session.

Strategic Planning Committee:    Reviews and makes recommendations for the strategic direction of the Company.

BOARD COMMITTEE MEMBERSHIP

Director	Board		Audit		Compensation & Benefits		Executive		Governance & Nominating		Strategic Planning
A. Marshall Acuff, Jr.	X		X				X		X	*
Henry A. Berling	X										X
J. Alfred Broaddus, Jr.	X				X				X
John T. Crotty	X		X								X	*
James B. Farinholt, Jr.	X		X	*			X				X
Richard E. Fogg	X		X								X
Vernard W. Henley	X				X		X		X
G. Gilmer Minor, III	X	*					X	*
Peter S. Redding	X				X						X
James E. Rogers	X						X
James E. Ukrop	X				X				X
Anne Marie Whittemore	X				X	*	X		X
No. of meetings in 2004	6		11		5		2		5		1

*Chairperson

DIRECTOR COMPENSATION

Employee directors receive no additional compensation other than their normal salary for serving on the Board or any of its committees.

Non-employee directors receive the following annual cash and stock compensation:

DIRECTOR COMPENSATION TABLE

Type of Compensation	Cash		Stock
Annual Retainer	$15,000		$15,000
Additional Retainer for Lead Director	$10,000
Additional Retainer for Audit Committee Chair	$5,000
Additional Retainer for Other Committee Chairs	$4,000
Board or Committee Attendance Fee (per meeting, other than Audit Committee)	$1,200	*
Audit Committee Attendance Fee (per meeting)	$1,500	*
Board or Committee Telephone Conference (per meeting, other than Audit Committee)	$800
Audit Committee Telephone Conference (per meeting)	$1,000
Board Retreat (annual 2-day meeting)	$1,800
Stock Options			Option for 5,000 shares

*The attendance fee for an audit committee meeting on the same day as a Board meeting is $1,000 and for any other committee meeting held on the same day as a Board meeting is $800.

Directors may defer the receipt of all or part of their director fees. Amounts deferred are “invested” in bookkeeping accounts that measure earnings and losses based on the performance of a particular investment. Directors may elect to defer their fees into the following two subaccounts: (i) an account based upon the price of the Common Stock and (ii) an account based upon the current interest rate of the Company’s fixed income fund in its 401(k) plan. Subject to certain restrictions, a director may take cash distributions from a deferred fee account either prior to or following the termination of his or her service as a director. Directors are also permitted to receive payment of their director fees in Common Stock.

DIRECTOR NOMINATING PROCESS

Director Candidate Recommendations and Nominations by Shareholders.    The Governance & Nominating Committee charter provides that the Governance & Nominating Committee will consider director candidate recommendations by shareholders. Shareholders should submit any such recommendations to the Governance & Nominating Committee through the method described under “Communications with the Board of Directors” on page 8. In addition, the Company’s Bylaws provide that any shareholder of record and entitled to vote for the election of directors at the applicable meeting of shareholders may nominate directors by complying with the notice procedures set forth in the bylaws and summarized in “Shareholder Proposals” on page 29.

Process for Identifying and Evaluating Director Candidates.    The Governance & Nominating Committee evaluates all director candidates in accordance with the director qualification standards described in the Corporate Governance Guidelines. The Governance & Nominating Committee evaluates any candidate’s qualifications to serve as a member of the Board based on the skills and characteristics of individual Board members as well as the composition of the Board as a whole. In addition, the Governance & Nominating

Committee will evaluate a candidate’s independence and diversity, age, skills and experience in the context of the Board’s needs. The Company’s Bylaws provide that no director nominee can stand for election if, at the time of appointment or election, the nominee is over the age of 69. There are no differences in the manner in which the Governance & Nominating Committee evaluates director candidates based on whether the candidate is recommended by a shareholder. The Governance & Nominating Committee did not receive any recommendations from any shareholders in connection with the Annual Meeting.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Board of Directors has approved a process for shareholders to send communications to the Board. Shareholders can send written communications to the Board, any committee of the Board, the Lead Director or any other individual director at the following address: P.O. Box 26383, Richmond, Virginia 23260. All communications will be relayed directly to the applicable director(s), except for communications screened for security purposes.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board of Directors is divided into three classes. One class is elected at each annual meeting to serve for a three-year term. Five directors will be elected at the Annual Meeting to serve for a three-year term expiring at the Company’s Annual Meeting in the year 2008. Each nominee has agreed to serve if elected. If any nominee is not able to serve, the Board may designate a substitute or reduce the number of directors serving on the Board. Proxies will be voted for the nominees shown below (or if not able to serve, such substitutes as may be designated by the Board). The Board has no reason to believe that any of the nominees will be unable to serve.

Information on each nominee and each continuing director, including age and principal occupation during the past five years, is set forth below.

NOMINEES FOR ELECTION

For Three-Year Term Expiring in 2008:

G. Gilmer Minor, III, 64, is Chairman and Chief Executive Officer of Owens & Minor. Mr. Minor, who joined the Company in 1963, has served as Chairman of the Board since 1994 and Chief Executive Officer since 1984. He also serves on the board of directors of SunTrust Banks, Inc. Mr. Minor has been a director since 1980.

J. Alfred Broaddus, Jr., 65, retired in August 2004 as President of the Federal Reserve Bank of Richmond, a position he had held since 1993. During his tenure as President, Mr. Broaddus also served as a rotating member of the Federal Open Market Committee of the Federal Reserve System. Prior to his term as President, he held a variety of positions in his 34-year career with the Federal Reserve Bank of Richmond, including director of research. Mr. Broaddus is a member of the Board of Visitors of Virginia Commonwealth University and serves on the boards of the E. Angus Powell Endowment for American Enterprise, the Richmond Memorial Health Foundation, the Virginia Council on Economic Education and the Virginia Historical Society. He also is a member of the boards of directors of Albemarle Corporation, Markel Corporation and T. Rowe Price Group. Mr. Broaddus was appointed to the Board of Directors in August 2004.

Eddie N. Moore, Jr., 57, is President of Virginia State University. Prior to assuming this position in 1993, Mr. Moore served as state treasurer for the Commonwealth of Virginia, heading up the Department of the Treasury and serving on fifteen state boards and authorities. Mr. Moore entered the public sector in 1985 as the Commonwealth of Virginia’s assistant controller for accounting and reporting after which he was selected to serve concurrently as the controller for the College of William and Mary and as treasurer for its endowment association. Before entering the public sector, Mr. Moore directed major accounting and budgeting functions during his 14-year tenure with Gulf Oil Corporation. Mr. Moore currently serves as vice chairman of the board and chairman of the Finance Committee of the Central Intercollegiate Athletic Association and serves on the boards of the Virginia Board of Agriculture, the Virginia Center for Innovative Technology and the Virginia Historical Society. He also serves on the boards of Universal Corporation and the Vantagepoint Funds. Mr. Moore would join the Board as a new director of Owens & Minor.

Peter S. Redding, 66, retired in 2000 as President and Chief Executive Officer of Standard Register Company. He serves on the boards of directors of Projects Unlimited in Dayton, Ohio and Nietech Corporation in Santa Rosa, California. Mr. Redding has been a director since 1999.

Craig R. Smith, 53, is President and Chief Operating Officer of Owens & Minor. Mr. Smith, who joined the Company in 1989, has served as President of the Company since 1999 and as Chief Operating Officer since 1995. He also serves on the board of directors of Imagistics, Inc. Mr. Smith would join the Board as a new director of Owens & Minor.

The Board of Directors recommends a vote FOR the election of each nominee as director.

DIRECTORS CONTINUING IN OFFICE

Terms expiring in 2007:

A. Marshall Acuff, Jr., 65, is President of AMA Investment Counsel, LLC. He retired in 2001 as Senior Vice President and Managing Director of Salomon Smith Barney, Inc. where he was responsible for equity strategy as a member of the firm’s Investment Policy Committee. Mr. Acuff is a Chartered Financial Analyst. He is a member of the board of directors of Sweet Briar College and a number of other private organizations, including the Virginia Foundation for Independent Colleges, the Community Foundation of Richmond, the Jamestown-Yorktown Foundation, Inc., the Endowment Association of the College of William and Mary, the Virginia Theological Seminary and Lewis Ginter Botanical Garden. He also serves on the board of directors of Eastern Point Advisors. Mr. Acuff has been a director since 2001.

James B. Farinholt, Jr., 70, is a Managing Director of Tall Oaks Capital Partners, LLC, which manages an investment fund focused on start-up and early stage businesses in information technology and the life sciences fields. Mr. Farinholt retired in 2002 as Special Assistant to the President for Economic Development of Virginia Commonwealth University. He also serves on the board of directors of PharmaNetics, Inc. Mr. Farinholt has been a director since 1974.

Anne Marie Whittemore, 58, is a partner and member of the Executive Committee in the law firm of McGuireWoods LLP. Ms. Whittemore serves on the boards of directors of T. Rowe Price Group, Inc. and Albemarle Corporation. She also serves on the boards of the VMI Foundation and the Wilderness Conservancy at Mountain Lake, Inc. Ms. Whittemore has been a director since 1991.

Terms expiring in 2006:

John T. Crotty, 67, is Managing Partner of CroBern Management Partnership, a healthcare investment firm, and President of CroBern, Inc., a healthcare consulting and advisory firm. Prior to co-founding these businesses, Mr. Crotty held several senior management positions during 19 years with American Hospital Supply Corporation, including corporate vice president of planning and business development and president of the services operating group. He also serves on the boards of directors of three private companies in the healthcare industry and one public company, Omnicare, Inc. Mr. Crotty has been a director since 1999.

Richard E. Fogg, 64, retired in 1997 from Price Waterhouse, LLP (now PricewaterhouseCoopers LLP) where he was a partner for 23 years and served in a variety of leadership positions, including Associate Vice Chairman, Tax. Mr. Fogg is a Certified Public Accountant. Since his retirement in 1997, Mr. Fogg has provided strategic consulting services to several non-public companies. Mr. Fogg has been a director since 2003.

James E. Rogers, 59, is President of SCI Investors Inc, a private equity investment firm. Mr. Rogers also serves on the boards of directors of Wellman, Inc., Caraustar Industries, Inc., Cadmus Communications Inc. and New Market Corp. Mr. Rogers has been a director since 1991.

James E. Ukrop, 67, is Chairman of Ukrop’s Super Markets, Inc., a retail grocery chain, and Chairman of First Market Bank. Mr. Ukrop also serves on the board of directors of Legg Mason, Inc. Mr. Ukrop has been a director since 1987.

DEPARTING DIRECTORS
Vernard W. Henley. Effective at the Annual Meeting, Vernard W. Henley’s term will expire, at which time he will retire from the Board. Mr. Henley has reached our mandatory retirement age and, accordingly, was not eligible to be nominated for another term. The Company gratefully acknowledges Mr. Henley’s 12 years of service to Owens & Minor.

Henry A. Berling. Effective at the Annual Meeting, Henry A. Berling will retire from the Board. Mr. Berling retired as Executive Vice President of Owens & Minor on January 1, 2005 after providing nearly 40 years of service to the Company. The Company acknowledges its sincere gratitude to Mr. Berling for his many years of service and dedication to Owens & Minor.

PROPOSAL 2: APPROVAL OF PROPOSED OWENS & MINOR, INC. 2005 STOCK INCENTIVE PLAN

The Board of Directors proposes that the shareholders approve the Owens & Minor, Inc. 2005 Stock Incentive Plan (the “2005 Plan”) adopted by the Board on February 4, 2005, subject to the approval of the Company’s shareholders.

In 1998, the Board of Directors adopted, and the shareholders approved, the Owens & Minor, Inc. 1998 Stock Option and Incentive Plan (the “1998 Plan”). In 2001, the Board of Directors adopted, and the shareholders approved, an amendment to the 1998 Plan to increase the number of shares that could be issued under the 1998 Plan from 1,380,000 shares to 2,780,000 shares and to extend its expiration date to April 28, 2005.

The 1998 Plan expires on April 28, 2005 and the Board wishes to replace it with the 2005 Plan. The following paragraphs summarize the principal features of the 2005 Plan. A copy of the full text of the 2005 Plan is included as Annex B to this Proxy Statement.

Summary of the 2005 Stock Incentive Plan

Purposes.    The Board believes that the 2005 Plan will benefit the Company by assisting it in recruiting and retaining key employees and members of the Board by enabling them to participate in the future success of the Company and its related entities and associating their interests with those of the Company and its shareholders.

Administration.    The Compensation & Benefits Committee (the “Compensation Committee”) will administer the 2005 Plan except that awards to non-employee directors will be administered by the Governance & Nominating Committee (subject to final approval of the Board). The Compensation Committee may delegate its authority to administer the 2005 Plan to one or more officers of the Company; provided that, it may not delegate its authority with respect to individuals who are subject to Section 16 (“Section 16”) of the Securities

Exchange Act of 1934 (the “Exchange Act”). As used in this summary, the term “Administrator” means the Compensation Committee and any delegate or, in the case of awards to non-employee directors, the Governance & Nominating Committee.

Eligibility.    Each employee of the Company or a related entity, any member of the Board or a person who provides services to the Company or a related entity is eligible to participate in the 2005 Plan. The Administrator will select the individuals who will participate in the 2005 Plan (“Participants”). The Administrator may, from time to time, grant stock options, stock appreciation rights (“SARS”), stock awards, incentive awards or performance shares to Participants.

Options.    Options granted under the 2005 Plan may be incentive stock options (“ISOs”) or nonqualified stock options. A stock option entitles the Participant to purchase shares of Common Stock from the Company at the option price. The option price will be fixed by the Administrator at the time the option is granted, but the price cannot be less than the fair market value of the Common Stock on the date of grant. The Administrator cannot adjust or amend the exercise price of a previously granted option whether through amendment, cancellation, replacement grant or any other means (except for adjustments to reflect changes in the Company’s capitalization). The option price may be paid in cash, with shares of Common Stock, or with a combination of cash and Common Stock. No individual may be awarded, in any consecutive 36-month period, options covering more than 2,000,000 shares of Common Stock.

SARs.    SARs entitle the Participant to receive, with respect to each share of Common Stock encompassed by the exercise of the SAR, an amount determined by the Administrator and set forth in an agreement. In the absence of such a determination, the SAR holder will receive the excess of the fair market value of a share of Common Stock on the date of exercise over the initial value of the SAR. The initial value of a SAR granted independently of an option is determined by the Administrator on the date of grant but cannot be less than the fair market value of a share of Common Stock on the date of grant. The initial value of a Corresponding SAR (defined below) is the option price per share of the related option. The Administrator cannot adjust or amend the initial value of a previously granted SAR whether through amendment, cancellation, replacement grant or any other means (except for adjustments to reflect changes in the Company’s capitalization). The amount payable upon the exercise of an SAR may be paid in cash, Common Stock, or a combination of the two. No individual may be granted, in any consecutive 36-month period, SARs with respect to more than 2,000,000 shares of Common Stock. SARs may be granted in relation to option grants (“Corresponding SARs”) or independently of option grants. The difference between these two types of SARs is that to exercise a Corresponding SAR, the Participant must surrender, unexercised, that portion of the stock option to which the Corresponding SAR relates and vice versa.

Stock Awards.    Participants may be awarded shares of Common Stock pursuant to a stock award. The Administrator, in its discretion, may prescribe that a Participant’s rights in a stock award shall be non-transferable or forfeitable or both unless certain conditions are satisfied. These conditions may include, for example, a requirement that the Participant continue employment with or service to the Company or a related entity for a specified period or that the Company, a related entity or an operating unit achieve certain Performance Objectives (described below). If a Participant’s rights in a stock award are restricted, the period of restriction until full vesting generally cannot be less than three years. However, the minimum period of restriction is one year in the case of stock awards granted to a nonemployee director and stock awards that vest based on achieving Performance Objectives. No individual may be granted, in any consecutive 36-month period, stock awards covering more than 500,000 shares of Common Stock.

Performance Shares.    The 2005 Plan permits the award of performance shares. A performance share award entitles the Participant to receive a payment equal to the fair market value of a specified number of shares of Common Stock if certain requirements are met. The Administrator will prescribe the requirements that must be satisfied before a performance share award is earned. The performance share requirements may include, for example, a requirement that the Participant continue employment with or service to the Company or a related entity for a specified period or that the Company, a related entity, or an operating unit achieve certain Performance Objectives (described below). The period in which any performance criteria must be satisfied generally cannot be less than three years. However, the minimum period of restriction is one year in the case of performance shares awarded to a nonemployee director and performance shares that are earned based on achieving Performance Objectives. To the extent that performance shares are earned, the obligation may be settled in cash, by the grant of a stock award or by a combination of the two. No individual may be granted, in any consecutive 36-month period, performance shares covering more than 500,000 shares of Common Stock.

Incentive Awards.    The 2005 Plan allows the Administrator to grant incentive awards. An incentive award entitles the Participant to receive a cash payment from the Company or one of its related entities. The Administrator will prescribe the requirements that must be satisfied before an incentive award is earned. The incentive award requirements may include, for example, a requirement that the Participant continue employment with or service to the Company or a related entity for a specified period or that the Company, a related entity or an operating unit achieve certain Performance Objectives (described below). The period in which any performance criteria must be satisfied cannot be less than one year. No individual may be granted, in any consecutive 36-month period, incentive awards exceeding $3,000,000.

Performance Objectives.    The Administrator may condition grants and awards under the 2005 Plan on the achievement of objectives based on the Company’s, a related entity’s, an operating unit’s or a business segment’s (i) gross, operating or net earnings before or after taxes, (ii) return on equity, (iii) return on capital, (iv) return on sales, (v) return on assets or net assets, (vi) earnings per share, (vii) cash flow per share, (viii) book value per share, (ix) earnings growth, (x) sales growth, (xi) volume growth, (xii) cash flow (as defined by the Compensation Committee), (xiii) fair market value of the Common Stock, (xiv) share price or total shareholder return, (xv) market share, (xvi) productivity, (xvii) level of expenses, (xviii) quality, (xix) safety, (xx) customer satisfaction, (xxi) total economic value added or (xxii) peer group comparisons of any of the aforementioned criteria.

Share Authorization.    The maximum number of shares of Common Stock that may be issued under the 2005 Plan is 3,000,000 shares plus the number of shares of Common Stock remaining available for issuance under the 1998 Plan on the effective date of the 2005 Plan. The maximum aggregate number of shares of Common Stock that may be issued under the plan is subject to additions as provided below and adjustment as the Compensation Committee deems to be equitably required in the event of a stock dividend, stock split, combination, reclassification, recapitalization or other similar events.

Share Additions.    If any awards granted under the 2005 Plan, or awards granted under the 1998 Plan and outstanding on the effective date of the 2005 Plan, are cancelled, forfeited, expire or otherwise terminate without the issuance of shares of Common Stock, or if any award is settled for cash or otherwise does not result in the issuance of all or a portion of the shares of Common Stock subject to such award, the shares of Common Stock shall, to the extent of such cancellation, forfeiture, expiration, termination, cash settlement or non-issuance, again be available for issuance under the 2005 Plan.

In addition, if (i) any option granted under the 2005 Plan is exercised by the surrender of Common Stock (either actually or by attestation) or by the withholding of shares of Common Stock by the Company or (ii) withholding tax liabilities resulting from such option or other award granted under the plan are satisfied by the withholding of shares of Common Stock (not to exceed the minimum required tax withholding rate), then only the number of shares of Common Stock issued net of the shares of Common Stock tendered or withheld shall be deemed issued for purposes of determining the maximum number of shares of Common Stock available for issuance under the 2005 Plan. Furthermore, shares of Common Stock available for issuance under the 2005 Plan will not be reduced on account of the assumption or substitution of awards previously granted by a company that is combined with, or acquired by, the Company or a related entity.

Finally, shares of Common Stock reacquired by the Company on the open market using Option Proceeds (defined below) shall be available for issuance under the 2005 Plan; provided that the number of such shares shall not be greater than the amount of the Option Proceeds divided by the fair market value of a share of Common Stock on the date of exercise of the option(s) giving rise to such Option Proceeds. Option Proceeds means the cash actually received by the Company in connection with the exercise of options granted under the 2005 Plan or granted under the 1998 Plan that are exercised after the effective date of the 2005 Plan plus the maximum tax benefit that could be realized by the Company as a result of the exercise of such options.

On March 3, 2005, the fair market value of the Common Stock was $27.73 per share.

Expiration, Termination and Amendment.    No performance shares may be awarded and no stock award, option, SAR or incentive award may be granted under the 2005 Plan more than ten years after the date that the 2005 Plan is approved by the Company’s shareholders. The Board may sooner terminate the 2005 Plan without further action by shareholders. The Board may also amend the 2005 Plan except that no amendment that (1) increases the number of shares of Common Stock that may be issued under the plan, (2) changes the class of individuals who may be selected to participate in the plan or (3) is required by NYSE rules to be approved by shareholders will be effective until it is approved by shareholders.

New Plan Benefits.    Neither the number of individuals who will be selected to participate in the 2005 Plan nor the type or size of awards that will be approved by the Administrator can be determined. The Company is also unable to determine the number of individuals who would have participated in the 2005 Plan or the type or size of awards that would have been made under such plan had it been in effect in 2004.

Change in Control.    The terms of an agreement between the Company and a Participant specifying the terms and conditions of an award under the 2005 Plan may provide that, upon a Change in Control (as defined in the 2005 Plan), options or SARs will become exercisable, stock awards will become transferable and nonforfeitable and performance awards and incentive awards shall be earned, all in accordance with the terms of the applicable agreement. In addition, in the event of a Change in Control, the Compensation Committee may in its discretion provide that (i) an outstanding option, SAR, stock award, performance share or incentive award be assumed by, or replaced with, a substitute award granted by the surviving entity in the Change in Control or (ii) an outstanding option, SAR, stock award or performance share be cancelled in exchange for a payment in cash, shares of Common Stock or other securities or consideration received by shareholders in the Change in Control transaction.

The Company may reduce the benefits payable under the 2005 Plan if the benefit, payment or accelerated vesting of the award would result in a “parachute payment” under the Internal Revenue Code. In that event the benefit payable under the 2005 Plan may be reduced to the maximum amount that may be paid without the participant incurring liability for the Code’s parachute payment excise tax. The 2005 Plan benefits will not be reduced, however, if the participant will realize greater after-tax benefits by receiving the full benefits and paying his or her own excise tax liability. Nor will the 2005 Plan benefits be reduced in the case of any Participant who is entitled to indemnification from the parachute payment excise tax pursuant to an agreement with the Company.

Federal Income Tax Consequences

The Company has been advised by counsel regarding the federal income tax consequences of the 2005 Plan. No income is recognized by a Participant at the time an option is granted. If the option is an ISO, no income will be recognized upon the Participant’s exercise of the option. Income is recognized by a Participant when he or she disposes of shares acquired under an ISO. The exercise of a nonqualified stock option generally is a taxable event that requires the participant to recognize, as ordinary income, the difference between the shares’ fair market value and the option price.

No income is recognized upon the grant of a SAR. The exercise of a SAR generally is a taxable event. The Participant generally must recognize ordinary income equal to the total of any cash that is paid to the Participant and the fair market value of any Common Stock that is received in settlement of a SAR.

The Participant will recognize ordinary income on account of a stock award on the first day that the shares are either transferable or not subject to a substantial risk of forfeiture. The amount of ordinary income recognized by the Participant is equal to the fair market value of the Common Stock received on the date such restrictions lapse.

The Participant will recognize ordinary income on account of the settlement of a performance share award. The Participant will recognize ordinary income equal to any cash that is paid and the fair market value of Common Stock (on the date that the shares are first transferable or not subject to a substantial risk of forfeiture) that is received in settlement of the award.

The Participant will recognize ordinary income equal to the amount of any cash paid under an incentive award.

The employer (either the Company or a related entity) will be entitled to claim a federal income tax deduction on account of the exercise of a nonqualified option or SAR, the vesting of a stock award, the settlement of a performance share award, and the settlement of an incentive award. The amount of the deduction is equal to the ordinary income recognized by the Participant. The employer will not be entitled to a federal income tax deduction on account of the grant or the exercise of an ISO. The employer may claim a federal income tax deduction on account of certain dispositions of Common Stock acquired upon the exercise of an ISO.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE OWENS & MINOR, INC. 2005 STOCK INCENTIVE PLAN.

PROPOSAL 3: APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has selected KPMG LLP to serve as the Company’s independent registered public accountants for 2005, subject to ratification by the shareholders. Representatives of KPMG LLP will be present at the Annual Meeting to answer questions and to make a statement, if they desire to do so.

The Board of Directors recommends a vote FOR the ratification of the appointment of KPMG LLP to serve as Owens & Minor’s independent registered public accountants for 2005.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

For each of the years ended December 31, 2003 and 2004, KPMG LLP billed the Company the fees set forth below in connection with professional services rendered by that firm to the Company:

	Year 2003	Year 2004
Audit Fees	$216,950	$724,000
Audit-Related Fees	$29,500	$22,360
Tax Fees	$12,760	$0
All Other Fees	$0	$0

Total	$259,210	$746,360

Audit Fees.    These are fees for professional services performed for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s 10-Q filings as well as any services normally provided in connection with statutory and regulatory filings or engagements. In 2004, audit fees also include fees of $490,000 for professional services rendered for the audits of (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.

Audit-Related Fees.    These are fees primarily for the annual audits of the Company’s employee benefit plan financial statements and consultations by management related to financial accounting and reporting matters.

Tax Fees.    These are fees for non-audit related tax services provided to certain officers who selected KPMG LLP to provide personal tax assistance. The Company adopted a policy, effective beginning in 2004, that officers who receive personal tax services paid for by the Company as part of their compensation package may not select KPMG LLP to provide such services.

All Other Fees.    KPMG LLP did not provide any services other than those described above.

The Audit Committee has established policies and procedures for the approval and pre-approval of audit services and permitted non-audit services. The Audit Committee has the responsibility to engage and terminate the Company’s independent registered public accountants, to pre-approve their performance of audit services and permitted non-audit services and to review with the Company’s independent registered public accountants their fees and plans for all auditing services. All services provided by and fees paid to KPMG LLP in 2004 were pre-approved by the Audit Committee and there were no instances of waiver of approval requirements or guidelines during this period. The Audit Committee’s pre-approval policies and procedures for services by independent registered public accountants are appended to the Audit Committee Charter attached hereto as Annex C.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is composed of four directors, each of whom is independent within the meaning of the listing standards of the NYSE. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is included as Annex C to this proxy statement. The Audit Committee reviews its charter at least annually and revises it as necessary to ensure compliance with current regulatory requirements.

Management is responsible for:

•	Establishing and maintaining the Company’s internal control over financial reporting;

•	Assessing the effectiveness of the Company’s internal control over financial reporting as of the end of each year; and

•	Preparation, presentation and integrity of the Company’s consolidated financial statements.

The Company’s independent registered public accountants are responsible for:

•	Performing an independent audit of the Company’s consolidated financial statements and the Company’s internal control over financial reporting;

•	Expressing an opinion as to the conformity of the Company’s consolidated financial statements with U.S. generally accepted accounting principles; and

•	Expressing an opinion as to management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee is responsible for:

•	Selecting the Company’s independent registered public accountants, subject to shareholder ratification; and

•	Overseeing and reviewing the accounting and financial reporting processes of the Company.

In this context, the Audit Committee has met and held discussions with management and KPMG LLP, the Company’s independent registered public accountants. Management represented to the Audit Committee that the Company’s consolidated financial statements for the year ended December 31, 2004 were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee has reviewed and discussed these consolidated financial statements with management and KPMG LLP, including the scope of the independent registered public accountants’ responsibilities, critical accounting policies and practices used and significant financial reporting issues and judgments made in connection with the preparation of such financial statements.

The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has also received the written disclosures and the letter from KPMG LLP relating to the independence of that firm as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with KPMG LLP the firm’s independence from the Company.

In addition, the Audit Committee has discussed with management its assessment of the effectiveness of internal control over financial reporting and has discussed with KPMG LLP its opinion as to both the effectiveness of the Company’s internal control over financial reporting and management’s assessment thereof.

Based upon its discussions with management and KPMG LLP and its review of the representations of management and the report of KPMG LLP to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the SEC.

THE AUDIT COMMITTEE

James B. Farinholt, Jr., Chairperson
A. Marshall Acuff, Jr.
John T. Crotty
Richard E. Fogg

STOCK OWNERSHIP INFORMATION

Compliance With Section 16(a) Reporting

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers to file reports with the SEC of holdings and transactions in the Company’s Common Stock. Based on the Company’s records and information provided by the directors and officers, the Company believes that the filing requirements were satisfied in 2004.

Stock Ownership Guidelines

Under the Company’s Management Equity Ownership Program (MEOP) adopted in 1997, officers are expected, over a five-year period, to achieve the following levels of ownership of Common Stock:

Value of Common Stock
Officer	Owned
Chief Executive Officer	4.0 x Base Salary
President	3.0 x Base Salary
Executive Vice Presidents	2.0 x Base Salary
Senior Vice Presidents	1.5 x Base Salary
Vice Presidents, Regional Vice Presidents	1.0 x Base Salary

Each officer who has served as an officer of the Company for at least five years has achieved his or her ownership objective.

In addition, the Board of Directors adopted a policy in 1997 that each director achieve, over a five-year period, a level of ownership in Common Stock equal to at least five times the annual retainer fee (including both cash and stock retainer). Each Director who has served on the Board of Directors for at least five years has achieved this ownership objective.

Stock Ownership By Management and the Board of Directors

The following table shows, as of March 3, 2005, the number of shares of Common Stock beneficially owned by each director and nominee, the Named Executive Officers (hereafter defined in the Summary Compensation Table) and all current executive officers and directors of the Company as a group.

Name of Beneficial Owner	Sole Voting and Investment Power (1)	Other(2)	Aggregate Percentage Owned
G. Gilmer Minor, III	528,682	28,796	1.40%
A. Marshall Acuff, Jr.	20,962	0	*
Henry A. Berling	487,129	8,457	1.25%
J. Alfred Broaddus, Jr.	4,477	0	*
John T. Crotty	34,099	87	*
James B. Farinholt, Jr.	30,033	0	*
Richard E. Fogg	14,410	0	*
Vernard W. Henley	38,271	0	*
Eddie N. Moore, Jr.	0	0	*
Peter S. Redding	34,224	278	*
James E. Rogers	43,117	0	*
James E. Ukrop	83,652	0	*
Anne Marie Whittemore	54,893	0	*
Craig R. Smith	402,320	90	1.01%
Jeffrey Kaczka	59,120	0	*
Mark Van Sumeren	23,851	0	*
All Executive Officers and Directors as a group (22 persons)	2,273,818	39,708	5.83%

* Represents less than 1% of the total number of shares outstanding.

(1) Includes 994,540 shares which certain officers and directors of the Company have the right to acquire through the exercise of stock options within 60 days following March 3, 2005. Stock options exercisable within 60 days of March 3, 2005 for each of the Named Executive Officers are as follows:

Mr. Minor 27,000; Mr. Smith 303,000; Mr. Berling 166,000; Mr. Kaczka 48,100; Mr. Van Sumeren 9,840

(2) Includes: (a) shares held by certain relatives or in estates; (b) shares held in various fiduciary capacities; and (c) shares for which the shareholder has shared power to dispose or to direct disposition. These shares may be deemed to be beneficially owned under the rules and regulations of the SEC, but the inclusion of such shares in the table does not constitute an admission of beneficial ownership.

Stock Ownership By Certain Shareholders

The following table shows, as of March 3, 2005, the organizations deemed by SEC rules to beneficially own more than 5% of the Common Stock (based on the information contained in Schedule 13G filings made by each such organization in February 2005).

Name and Address of Beneficial Owner	Shares Beneficially Owned		Percentage Owned
Wellington Management Company, LLP 75 State Street, Boston, MA 02109	2,975,300	(1)(2)	7.50%
T. Rowe Price Associates, Inc. 100 E. Pratt Street, Baltimore, MD 21202	2,407,400	(1)	6.07%
Barclays Global Investors, NA, 45 Fremont Street, San Francisco, CA 94105	2,207,490	(1)(3)	5.56%
Vanguard Specialized Funds—Vanguard Health Care Fund 100 Vanguard Blvd., Malvern, PA 19355	2,200,000	(2)	5.54%
Westport Asset Management, Inc. 253 Riverside Avenue, Westport, CT 06880	2,064,650	(1)	5.20%
AXA Financial, Inc., 1290 Avenue of the Americas, New York, NY 10104	1,988,946	(1)(4)	5.01%

(1) According to such organization’s Schedule 13G, such shares are owned in its capacity as an investment advisor.

(2) The 2,200,000 shares beneficially owned by Vanguard Specialized Funds—Vanguard Health Care Fund are also included in the 2,975,300 shares beneficially owned by Wellington Management Company, LLP in its capacity as an investment advisor.

(3) Reflects beneficial ownership by Barclays Global Investors, NA and its affiliated entities.

(4) Reflects beneficial ownership by AXA Financial, Inc. and its affiliated entities.

Equity Compensation Plan Information

The following table shows, as of December 31, 2004, information with respect to compensation plans under which shares of Common Stock are authorized for issuance.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by shareholders (1)	1,782,000	$17.12	592,373
Equity compensation plans not approved by shareholders (2)	0	0	0
Total	1,782,000	$17.12	592,373

(1) These equity compensation plans are the 1993 Stock Option Plan, 1998 Stock Option and Incentive Plan, 1998 Directors’ Compensation Plan and the 2003 Directors’ Compensation Plan.

(2) The Company does not have any equity compensation plans that have not been approved by shareholders.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table shows for each of the past three years the compensation paid by the Company to its Chief Executive Officer and four most highly compensated executive officers (“Named Executive Officers”).

Name and Principal Position	Year	Annual Compensation			Long-Term Compensation (1)		All Other Compensation ($)(5)
		Salary ($)**	Bonus ($)	Other Annual Compensation ($)(2)	Awards
					Restricted Stock Awards ($)(3)	Securities Underlying Options (#)(4)
G. Gilmer Minor, III Chairman & Chief Executive Officer	2004 2003 2002	$750,774 751,583 693,338	$408,813 500,000 382,417	— — —	$249,287 282,768 235,684	30,000 50,000 45,000	$54,573 44,709 34,129

Craig R. Smith President & Chief Operating Officer	2004 2003 2002	578,388 552,635 509,808	256,897 311,145 224,951	— — —	153,474 232,546 141,468	50,000 50,000 45,000	28,526 16,796 21,332

Henry A. Berling Executive Vice President	2004 2003 2002	394,160 395,770 367,470	143,073 177,877 132,150	— — —	74,374 83,074 70,158	20,000 20,000 18,000	33,452 17,195 20,612

Jeffrey Kaczka Senior Vice President & Chief Financial Officer	2004 2003 2002	364,080 378,000 359,358	130,967 163,163 128,128	— — —	60,501 56,404 38,471	4,000 5,000 18,000	13,103 13,154 7,678

Mark Van Sumeren Senior Vice President, OMSolutions (6)	2004 2003 2002	384,695 152,346 —	82,460 150,000 —	— — —	54,169 37,494 —	9,600 15,000 —	7,220 60 —

**Salaries in 2003 reflect 27 pay periods rather than the normal 26 pay periods per calendar year.

(1) The Company has no Long-Term Incentive Plans as defined by applicable SEC rules.

(2) None of the Named Executive Officers received Other Annual Compensation in excess of the lesser of $50,000 or 10% of combined salary and bonus for fiscal years 2004, 2003 or 2002.

(3) Of the total Restricted Stock awards for 2004, the following amounts were awarded to the Named Executive Officers for achieving their stock ownership requirement under the Management Equity Ownership Program (MEOP):

Mr. Minor	$147,084	Mr. Kaczka	$27,760
Mr. Smith	$ 89,250	Mr. Van Sumeren	$33,554
Mr. Berling	$ 38,606

Aggregate restricted stock holdings and values at December 31, 2004 for the Named Executive Officers are as follows:

Mr. Minor	84,859 shares, $2,390,478	Mr. Kaczka	7,004 shares, $197,303
Mr. Smith	35,785 shares, $1,008,063	Mr. Van Sumeren	12,868 shares, $362,492
Mr. Berling	24,002 shares, $ 676,136

Dividends are paid on restricted stock at the same rate as for all shareholders of record.

(4) No SARs were granted in 2004, 2003 or 2002.

(5) Includes for each officer Company contributions or benefits attributable in 2004 to the following:

	401(k) Plan	Stock Purchase Plan	Life Insurance
Mr. Minor	$6,500	$720	$47,353
Mr. Smith	6,500	720	21,306
Mr. Berling	6,500	0	26,952
Mr. Kaczka	6,500	720	5,883
Mr. Van Sumeren	6,500	720	0

(6) Mr. Van Sumeren joined the Company as Senior Vice President, OMSolutions on August 4, 2003.

2004 OPTION GRANTS

This table shows options granted during 2004 to the Named Executive Officers. The Company did not grant any SARs during 2004.

	Individual Grants(1)				Value(2)
Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date	Grant Date Present Value($)
G. Gilmer Minor, III	30,000	9.03%	$24.64	4/28/11	$210,300
Craig R. Smith	50,000	15.04%	24.64	4/28/11	350,500
Henry A. Berling	20,000	6.02%	24.64	4/28/11	140,200
Jeffrey Kaczka	4,000	1.20%	24.64	4/28/11	28,040
Mark Van Sumeren	9,600	2.89%	24.64	4/28/11	67,296

(1) The vesting schedule is as follows: 40% one year after grant, 30% two years after grant and 30% three years after grant.

(2) Based upon Black Scholes option valuation model. Assumptions include a risk-free interest rate of 3.4%, annual dividend yield of 1.7%, an average period outstanding of four years and expected volatility of approximately 35.8%.

2004 OPTION EXERCISES AND YEAR-END OPTION VALUES

This table shows for the Named Executive Officers any options exercised during 2004 and unexercised options held on December 31, 2004. There were no SARs exercised during 2004 or outstanding on December 31, 2004. Value of unexercised options is calculated using the difference between the option exercise price and $28.17, the closing price per share of Common Stock on December 31, 2004, multiplied by the number of shares underlying the option.

			Number of Securities Underlying Unexercised Options at Year End		Value of Unexercised In-the-Money Options at Year End
Name	Shares Acquired Upon Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
G. Gilmer Minor, III	176,443	$1,912,394	20,000	73,500	$193,800	$575,745
Craig R. Smith	30,000	325,125	274,500	93,500	4,063,698	646,345
Henry A. Berling	37,500	356,363	146,600	37,400	2,138,087	187,938
Jeffrey Kaczka	0	0	39,600	12,400	476,082	114,848
Mark Van Sumeren	0	0	6,000	18,600	21,420	66,018

RETIREMENT PLANS

Pension Plan.    The Company provides retirement benefits under a defined benefit pension plan to substantially all employees who had earned benefits as of December 31, 1996. Benefits under the pension plan are based upon both length of service and compensation and are determined under a formula based on an individual’s earnings and years of credited service. Funding is determined on an actuarial basis. Effective December 31, 1996, participants in the pension plan ceased to accrue additional benefits; provided, however, that participants who had completed at least five years of service as of January 1, 1997 and whose age plus years of service equaled at least 65 continued to earn an accrued benefit until the earlier of (i) December 31, 2001 or (ii) retirement, death or termination of employment (with the exception of certain highly compensated employees if the pension plan did not meet certain coverage requirements of the Internal Revenue Code).

The following table shows estimated annual benefits payable under the pension plan at normal retirement age of 65 years based on the specified remuneration and years of service:

Average Compensation(1)	Average Straight Life Annuity Benefits Based On Years of Credited Service
	15 yrs.	20 yrs.	25 yrs.	30 yrs.	35 yrs.
200,000	32,055	41,674	51,293	60,912	70,531
300,000	39,736	54,315	68,893	83,472	98,050
400,000	46,680	66,218	85,756	105,294	124,832
500,000	53,623	78,121	102,618	127,116	151,613
600,000	60,566	90,023	119,480	148,937	160,000
700,000	67,510	101,926	136,343	160,000	160,000
800,000	74,453	113,829	153,205	160,000	160,000
900,000	81,396	125,732	160,000	160,000	160,000
1,000,000	88,340	137,635	160,000	160,000	160,000
1,100,000	95,283	149,537	160,000	160,000	160,000
1,200,000	102,226	160,000	160,000	160,000	160,000
1,300,000	109,169	160,000	160,000	160,000	160,000
1,400,000	116,113	160,000	160,000	160,000	160,000

(1) Average compensation represents compensation based upon a benefit formula applied to an employee’s career average earnings, which approximates the amount of salary set forth in the Summary Compensation Table. The maximum amount of covered compensation is $170,000, or some other amount as may be determined by the Secretary of Treasury pursuant to Section 401( a)(17) of the Internal Revenue Code.

Benefits are computed on a straight life annuity basis and are not subject to offset for Social Security benefits or other amounts. The years of service credited to the Named Executive Officers and the annual benefits payable to the Named Executive Officers under the pension plan at normal retirement age of 65 years based on remuneration and years of service as of December 31, 2001 are as follows: Mr. Minor, 36 years, $77,818; Mr. Smith, 11 years, $10,144; Mr. Berling, 33 years, $48,963; Mr. Kaczka, not eligible; and Mr. Van Sumeren, not eligible.

Supplemental Executive Retirement Plan.    The Company provides supplemental retirement benefits to certain employees selected by the Compensation Committee under the Supplemental Executive Retirement Plan (“SERP”). The SERP entitles participants who meet its age and service requirements to receive a specified percentage (in the case of Messrs. Minor, Smith and Berling, 65%, and the other Named Executive Officers, 60%) of the participant’s average base monthly salary (plus bonus for certain participants, including the Named Executive Officers) during the five years preceding his or her retirement reduced by the benefit payable under the pension plan, Social Security and any defined benefit pension plan of a prior employer. The estimated annual benefits payable under the SERP upon retirement at normal retirement age for the Named Executive Officers are:

Mr. Minor $676,286, Mr. Smith $568,477, Mr. Berling $280,378, Mr. Kaczka $316,002, and Mr. Van Sumeren $299,451.

SEVERANCE AGREEMENTS

On December 31, 2004, the Board of Directors amended and restated the form of executive severance agreement entered into by the Company with certain officers (including the Named Executive Officers). The purpose of the severance agreements is to encourage key management personnel to remain with the Company and to avoid distractions regarding potential or actual changes in control of the Company.

The severance agreements provide for the payment of a severance benefit if the officer’s employment with the Company is terminated within two years after a change in control unless such termination is (i) due to death or disability, (ii) by the Company for cause (as defined therein) or (iii) by the officer for good reason (as defined therein). For the Named Executive Officers, the severance benefit is equal to 2.99 times the officer’s annual base salary plus bonus. In consideration for any severance benefits paid, the severance agreements impose certain non-competition and non-solicitation restrictive covenants on the officers and prohibit the disclosure and use of confidential Company information.

Each severance agreement continues in effect through December 31, 2005, and unless notice is given to the contrary, the term is automatically extended for an additional year at the end of each year.

REPORT OF THE COMPENSATION & BENEFITS COMMITTEE

The Compensation Committee is comprised of five independent directors who are not current or past employees of the Company. The Compensation Committee’s philosophy is to:

•	establish and maintain programs and practices that promote achievement of the Company’s strategic objectives,

•	provide rewards that reflect the Company’s performance, and

•	align executives’ financial interests with those of shareholders.

Accordingly, compensation for executives is based on measures of the Company’s financial performance and strategic results intended to translate into increased shareholder value.

The Compensation Committee also strives to maintain market competitive compensation levels. To meet this objective, the Compensation Committee evaluates executive compensation levels through comparisons to the peer companies included in the performance graph of this Proxy Statement and other companies of similar size and operating characteristics. Base salaries are targeted at the competitive market median for similarly experienced executives. Annual incentive compensation opportunities, when combined with base salaries, are intended to reach competitive median total cash compensation levels as warranted by the Company’s and the individual officer’s performance. Longer-term incentive compensation opportunities, such as stock options and restricted stock, link executive compensation with achievement of strategic objectives and shareholder value growth. This combination is intended to focus management on both the annual and longer-term success of the Company.

Committee Process and Compensation Administration

To maintain the desired level of competitiveness and technically sound compensation and benefit programs, the Compensation Committee obtains information and guidance from the Company’s Human Resources Department as well as independent outside advisors. It reviews available compensation information for executive officers of the peer and other comparable companies. In addition, the Compensation Committee considers the total value of the annual compensation for each executive and all executives as a group. Periodically, the Compensation Committee also reviews the total compensation that would be paid to executive officers upon the occurrence of certain events, particularly an officer’s retirement or a change in control of the Company. In connection with approving amendments to both the Company’s SERP and form of executive severance agreement in 2004, the Compensation Committee reviewed the compensation that would be paid to each executive officer at retirement and upon a change in control transaction that resulted in the payment of benefits.

In deciding base salary levels, incentive payments and granting of stock options and restricted stock, the Compensation Committee seeks recommendations from the Chief Executive Officer and the President on senior executives. The Compensation Committee meets in executive session, without the presence of management (including the Chief Executive Officer), to evaluate the performance of and determine compensation levels for the Chief Executive Officer.

2004 Developments

During 2004, the Compensation Committee, with the assistance of an independent outside consultant, comprehensively reviewed the Company’s overall executive benefit program to ascertain whether its plans and benefits were appropriate, market competitive and consistent with corporate governance best practices. As a result of this undertaking, the Compensation Committee made a number of changes to the Company’s benefit programs of which the following are most notable:

•	Revised the form of executive severance agreement to be more restrictive by requiring “good reason” in the event of a voluntary termination by an executive upon a change of control and to add non-competition and non-solicitation restrictive covenants for the benefit of the Company;

•	Amended the SERP to reduce the percentage rate of payable benefits for the majority of participating officers in keeping with best practices of other comparable companies; and

•	To offer a more competitive total compensation program, adopted an unfunded Deferred Compensation Plan that permits certain officers, including the Named Executive Officers, to defer receipt of their salary and/or annual incentive payments.

Components of Executive Compensation

Base Salary

Executive officer base salaries in 2004 were based on median competitive compensation data, overall individual and Company performance levels and expected future contribution to the Company. The Compensation Committee reviews base salaries each April and makes appropriate adjustments. The 2004 salaries for the Named Executive Officers presented in the “Summary Compensation Table” are the actual salaries received by such officers during the year. In April 2004, The Chief Executive Officer received an increase in base salary of 3% from $735,420 to $757,483.

Annual Incentive

Each year the Compensation Committee meets to review key aspects of the upcoming year’s business plan and establish annual incentive goals for each corporate officer (the “Annual Incentive Plan”). These goals are weighted to reflect their importance and contribution to Company performance.

The Annual Incentive Plan for 2004 was designed to provide incentive compensation targets of between 40% and 75% of base salary for the Named Executive Officers, subject to the achievement of the Company’s target performance objectives. The target incentive was based on achievement of financial performance targets established for net income, net sales and other financial and operational objectives designed to promote key Company initiatives, including SG&A and gross margin objectives. The incentive amount increased or decreased in relationship to the financial performance targets and no incentive would have been payable (other than possible discretionary bonuses) if financial performance was below a specified minimum level. The performance targets were established by the Compensation Committee and approved by the Board of Directors in the fourth quarter of 2003.

In February 2005, the Compensation Committee met to discuss performance compared to Annual Incentive Plan goals as well as the Company’s longer-term strategic business goals. These longer-term business goals centered around the Company’s strategic objectives to increase profitable revenue growth through innovative programs and operational efficiencies while maintaining its focus on customer service excellence.

For 2004 the Company reported a 6.6% increase in revenue to $4.53 billion from $4.24 billion in 2003. Net income increased 12.8% to $60.5 million compared to $53.6 million in 2003. Net income per diluted common share increased 7.7% to $1.53 compared to $1.42 in 2003. Gross margin for 2004 was 10.2% of revenue compared to 10.3% in 2003 and SG&A expense held steady at 7.5% of revenue.

Based on these and other financial and operational results, the Company achieved 90% of its overall annual incentive target. Upon consideration of these results, the Compensation Committee awarded payments ranging from 26% to 54% of base salary for the Named Executive Officers (other than the Chief Executive Officer) for performance achieved in 2004. The Chief Executive Officer, whose target incentive was 75% of base salary, earned a bonus of $511,016 (67% of his base salary), 20% of which was paid in Common Stock as discussed below.

Under the Company’s Annual Incentive Plan, 80% of the annual incentive is paid in cash and 20% in Common Stock. This feature of the plan is designed to align the interests of executives with shareholders by increasing executive stock ownership while furthering executive retention. The shares are restricted and vest after three years, provided the officer remains an employee of the Company. The Chief Executive Officer received a cash award of $408,813 and a restricted stock award of 3,543 shares for 2004.

Long-Term Incentive

The Company’s 1998 Stock Option and Incentive Plan permits the Compensation Committee to consider grants of non-qualified stock options, incentive stock options, restricted and performance-based awards, and stock appreciation rights. The Compensation Committee’s decision to approve stock awards in addition to those granted in connection with the Annual Incentive Plan as described above is discretionary and largely determined by financial performance, strategic accomplishments and individual contributions, although there are no specific performance targets for this purpose. Stock award decisions may also be based upon outstanding individual performance, job promotions and the assumption of greater responsibility within the Company.

The Compensation Committee believes stock option grants have historically been effective in focusing executives on enhancing long-term profitability and shareholder value. In 2004, the Compensation Committee granted 30,000 stock options to the Chief Executive Officer to encourage future growth in shareholder returns. Stock option grants were also provided to the other Named Executive Officers. The options were granted at fair market value and have a term of seven years. The Compensation Committee believes a seven-year term incorporates a greater performance requirement than the traditional ten-year term used by many companies.

In December 2004, the Compensation Committee adopted a new long-term incentive strategy for 2005 that will shift the mix of long-term value awards from stock options only to a balanced approach of stock options and performance accelerated restricted stock. In February 2005, the Committee recommended, and the Board approved for ratification by the shareholders at the 2005 annual meeting, the proposed 2005 Stock Incentive Plan to replace the expiring 1998 Stock Option and Incentive Plan.

The Compensation Committee recognizes the importance of dilution management and, accordingly, equity usage historically has been conservative compared to the Company’s peer group. The Compensation Committee will continue to take a responsible approach to dilution and equity usage by managing annual equity grants and adopting appropriate plan provisions, such as the seven-year option term. Through these practices, as well as monitoring of the competitive landscape, the Compensation Committee intends to continue the Company’s equity grant programs while maintaining an appropriate balance with shareholder interests.

Management Equity Ownership Program

In 1997 the Compensation Committee approved the Owens & Minor, Inc. Management Equity Ownership Program (“MEOP”) for members of the management team, including each of the Named Executive Officers. This program is intended to strengthen the alignment of management and shareholder interests by creating meaningful levels of stock ownership by management. An ownership target has been determined for each level of the management team. These targets range from four times salary for the Chief Executive Officer to one times salary for Vice Presidents. Eligible holdings in meeting these targets include direct holdings, indirect holdings, shares held through Company plans such as the 401(k) plan and stock purchase plan and restricted stock holdings. To encourage ownership and help senior officers meet their equity investment targets, participants may elect to receive a portion of their annual cash incentive award in restricted stock.

Participants are given a five-year period to reach the full target ownership amount with interim ownership targets to meet each year. As of December 31, 2004, the value of the stock owned by participants, in aggregate, well exceeded the aggregate full target ownership amount. The Named Executive Officers as a group have beneficial ownership levels (excluding stock options held) well above the median level of the Company’s peer group, reflecting the Company’s strong commitment to executive stock ownership.

If a participant meets his or her target level of ownership, a 10% annual equity ownership dividend (the dividend is reduced to 5% for the years subsequent to a participant reaching his or her full target ownership amount) is paid on all Common Stock owned up to the participant’s full target level. The dividend is paid in the form of restricted stock that will vest five years after grant if the desired ownership level is maintained. If a participant’s ownership falls below the desired level, a portion of his or her annual bonus and/or salary increase, if earned, will be paid in the form of restricted stock and dividend shares will be forfeited until the target ownership level is met. During 2004, the Chief Executive Officer was granted a dividend of 5,298 shares of restricted stock under the MEOP.

Corporate Tax Considerations

Section 162(m) of the Internal Revenue Code disallows corporate tax deductions for executive compensation in excess of $1 million paid annually to Named Executive Officers. This law allows for certain exemptions to the deduction cap, including “performance-based compensation” as defined in the rules adopted under Section 162(m).

The Compensation Committee intends that the Company’s pay plans generally be “performance-based” and therefore eligible for compensation expense deductions. The Compensation Committee, however, may exercise discretion to award compensation that is not tax deductible when it determines that doing so will better support the long-term goals of the Company and the interests of shareholders.

THE COMPENSATION & BENEFITS COMMITTEE Anne Marie Whittemore, Chairperson J. Alfred Broaddus, Jr. Vernard W. Henley Peter S. Redding James E. Ukrop

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

The following performance graph compares the performance of the Company’s Common Stock to the S&P 500 Index and a Peer Group (which includes the Company and the companies listed below) for the last five years.

5-YEAR TOTAL SHAREHOLDER RETURN

This graph assumes that the value of the investment in the Common Stock and each index was $100 on December 31, 1999 and that all dividends were reinvested.

[Graph prepared by William M. Mercer, Incorporated]

	12/1999	12/2000	12/2001	12/2002	12/2003
Owens & Minor, Inc.	100	202	214	193	262
S&P 500 COM	100	91	80	62	80
Industry Peer Index(1)	100	195	199	174	192

(1) The Industry Peer Group selected for purposes of the performance graphs consists of companies engaged in the business of healthcare product distribution and includes Owens & Minor, Inc., AmerisourceBergen Corporation, Cardinal Health, Inc., Henry Schein Inc., McKesson HBOC, Inc. and PSS World Medical, Inc. Moore Medical Corp. was purchased by McKesson HBOC, Inc. in April 2004 and, accordingly, is no longer a separate member of the Industry Peer Group.

CERTAIN RELATIONSHIPS AND TRANSACTIONS; COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2004, the Company retained the services of Ewing Bemiss & Co. (“Ewing Bemiss”), an investment banking firm, to provide advice and assistance on strategic acquisitions for aggregate fees of $90,000. Ewing Bemiss advised and assisted the Company in its acquisition of Access Diabetic Supply in January 2005, for which the Company paid Ewing Bemiss a commission of $685,064. Henry Berling, a retiring director of the Company who retired as Executive Vice President of the Company on January 1, 2005, has a son who is a Managing Director of Ewing Bemiss. In addition, Mr. Berling’s brother is employed by the Company as a Corporate Operations Manager for which he was paid an aggregate of $77,530 in salary and bonus in 2004.

The Company employs the son of Mr. Minor, Chairman and Chief Executive Officer of the Company. Mr. Minor’s son currently serves as Regional Vice President, Central of the Company and, for 2004, was paid an aggregate of $287,625 in salary and bonus and was awarded $26,996 in restricted stock ($5,552 of which was for achieving stock ownership requirements under the MEOP) and granted 8,000 stock options (with a fair market value option price of $24.64 on the date of grant).

During 2004, the Company retained the law firm of McGuireWoods LLP to provide advice on certain matters for aggregate fees of approximately $35,000. Ms. Whittemore, a director of the Company and chairperson of the Compensation Committee, is a partner of McGuireWoods LLP.

SHAREHOLDER PROPOSALS

Under regulations of the SEC, any shareholder desiring to make a proposal to be acted upon at the 2006 annual meeting of shareholders must present such proposal to the Company’s Corporate Secretary at the Company’s principal office at 4800 Cox Road, Glen Allen, Virginia 23060 not later than November 12, 2005, in order for the proposal to be considered for inclusion in the Company’s proxy statement. All shareholder proposals and director nominations must be submitted in accordance with and contain the information required by the Company’s bylaws, a copy of which may be obtained by contacting the Corporate Secretary at the address indicated above. The Company will determine whether to include properly submitted proposals in the proxy statement in accordance with regulations governing the solicitation of proxies.

The Company’s Bylaws provide that a shareholder of the Company entitled to vote for the election of directors may nominate persons for election as directors only at an annual meeting and if written notice of such shareholder’s intent to make such nomination or nominations has been given to the Corporate Secretary of the Company not later than 90 days before the anniversary of the date of the first mailing of the Company’s proxy statement for the immediately preceding year’s annual meeting. The Corporate Secretary must receive written notice of a shareholder nomination to be acted upon at the 2006 annual meeting not later than the close of business on December 12, 2005. The shareholder’s notice must include the information required by the Company Bylaws, including:

•	the name and address of record of the shareholder intending to make the nomination, the beneficial owner, if any, on whose behalf the nomination is made and of the person or persons to be nominated;

•	a representation that such shareholder is a shareholder of record and intends to appear in person or by proxy at such meeting to nominate the director candidate;

•	the class and number of shares of Common Stock that are owned by such shareholder and such beneficial owners;

•	a description of all arrangements, understandings or relationships between such shareholder and each director nominee and any other person(s) (naming such person(s)) pursuant to which the nomination is to be made by such shareholder;

•

such other information regarding each nominee proposed by such shareholder as would be required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required to be disclosed, pursuant to the proxy rules of the SEC, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and

•	the written consent of the nominee to serve as a director if elected.

In order for a shareholder to bring other business before a shareholder meeting, timely notice must be received by the Company within the time limits described in the immediately preceding paragraph. The Corporate Secretary must receive written notice of a shareholder proposal to be acted upon at the 2006 annual meeting not later than the close of business on December 12, 2005. The shareholder’s notice must contain the information required by the Company’s Bylaws, including:

•	the information described above with respect to the shareholder proposing such business;

•	a brief description of the business desired to be brought before the meeting, including the complete text of any resolutions to be presented at the annual meeting and the reasons for conducting such business at the annual meeting; and

•	any material interest of such shareholder and such beneficial owner in such business.

The requirements found in the Company’s Bylaws are separate from the requirements a shareholder must meet to have a proposal included in the Company’s proxy statement under the proxy rules.

OTHER MATTERS

The Board of Directors is not aware of any matters to be presented for action at the Annual Meeting other than as set forth in this Proxy Statement. However, if any other matters properly come before the Annual Meeting, or any adjournment or postponement thereof, the person or persons voting the proxies will vote them in accordance with their best judgment.

March 14, 2005

BY ORDER OF THE BOARD OF DIRECTORS

GRACE R. DEN HARTOG

Senior Vice President, General Counsel & Corporate Secretary

Annex A

OWENS & MINOR, INC.

CORPORATE GOVERNANCE GUIDELINES

The following shall constitute the Corporate Governance Guidelines (the “Corporate Governance Guidelines”) of the Board of Directors of Owens & Minor, Inc. (the “Corporation”):

I.    BOARD COMPOSITION AND STRUCTURE

1.	Director Qualifications

The Board of Directors of the Corporation (the “Board”) will satisfy any independence requirement of the New York Stock Exchange as then in effect.

The Governance & Nominating Committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics of Board members as well as the composition of the Board as a whole.

This assessment will include members’ qualifications as independent (Directors shall inform the Chairman of that Committee of any matter bearing on the director’s independence), as well as consideration of diversity, age, skills and experience in the context of the Board’s needs as well as the members of the Board.

Nominees for directorship will be selected by the Governance & Nominating Committee in accordance with the policies and principles in its charter.

The invitation to join the Board will be extended by the Board through the Chairman of the Governance & Nominating Committee and the Chairman of the Board.

2.	Independence Standards

A majority of the Directors shall be independent.

In order for a Director to be considered independent by the Board, he or she must (i) be free of any relationship that, applying the rules of the New York Stock Exchange, would preclude a finding of independence and (ii) not have material relationship (either directly or as a partner, shareholder or officer of an organization) with the Company or any of its affiliates or any executive officer of the Company or any of its affiliates. In evaluating the materiality of any such relationship, the Board of Directors shall take into consideration whether disclosure of the relationship would be required by the proxy rules under the Securities Exchange Act of 1934, as amended. If such disclosure is required, the Board of Directors must make a determination that the relationship is not material as a prerequisite to finding that the Director is independent.

3.	Change in Principal Position

It is the sense of the Board that individual directors who change the responsibility they held when they were elected to the Board should volunteer to resign from the Board. Such a step provides an opportunity for the Board, through the Governance & Nominating Committee, to review the continued appropriateness of Board membership under the circumstances.

Directors should advise the Chairman of the Board and the Chairman of the Governance & Nominating Committee in advance of accepting an invitation to serve on another public company board.

4.	Term Limits

The Board does not believe that it is in the best interest of the Corporation or its shareholders to establish term limits for directors. The Governance & Nominating Committee will review each director’s continuation on the Board every three years. This will allow each director the opportunity to conveniently confirm his or her desire to continue as a member of the Board. The Board does not believe it should establish term limits. While term limits could help insure that there are fresh ideas and viewpoints available to the Board, they have the significant disadvantage of losing the contribution of directors who have been able to develop, over a period of time, increasing insight into the Corporation and its operations and, therefore, provide an increasing contribution to the Board as a whole.

II.    DIRECTOR RESPONSIBILITIES

1.	Basic Responsibilities

The director’s basic responsibility is to exercise his or her good faith business judgment of the best interests of the Corporation. In discharging that obligation, each director should be entitled to rely on the honesty and integrity of the Corporation’s senior executives and its outside advisors and auditors absent evidence that makes such reliance unwarranted.

Directors are expected to attend Board meetings and meetings of committees on which they serve, to spend the time needed and meet as frequently as necessary to discharge properly their responsibilities. Information and data that are important to the Board’s understanding of the business to be conducted at a Board or committee meeting should generally be distributed in writing to the directors before the meeting. Directors should review these materials in advance of the meeting.

The directors shall also be entitled (1) to have the Corporation purchase reasonable levels of directors’ and officers’ liability insurance on their behalf; (2) to the benefits of indemnification to the fullest extent permitted by law and the Corporation’s Articles of Incorporation, Bylaws and any indemnification agreements; and (3) to exculpation as provided by Virginia law and the Corporation’s Articles of Incorporation.

2.	Separation of Offices of Chairman and CEO/Lead Director

The Board has no policy with respect to the separation of the offices of Chairman and the Chief Executive Officer. The Board believes that this issue is part of the succession planning process and that it is in the best interests of the Corporation for the Board to make a determination when it elects a new chief executive officer.

The Governance & Nominating Committee shall recommend for Board approval an independent director to serve as Lead Director. The Lead Director shall be elected annually by the Board following the election of directors at the annual meeting of the shareholders. The Lead Director shall:

•	preside at Board meetings in the absence of the Chairman;

•	preside at meetings of the independent directors; serve as principal liaison on behalf of the independent directors;

•	advise the Chairman and the Committee Chairmen with respect to agendas and information needs relating to Board and Committee meetings;

•	be authorized to call meetings of the Board and meetings of the independent directors, set agenda items for such meetings and perform such other duties as the Board may from time to time delegate to assist the Board in the fulfillment of its responsibilities.

The identity of the Lead Director shall be disclosed in the annual proxy statement, together with a method for interested parties to communicate directly with the Lead Director.

3.	Agenda

The Chairman will establish the agenda for each Board meeting in consultation with the Lead Director. At the beginning of the year the Chairman will establish a schedule of significant agenda subjects to be discussed during the year (to the degree this can be foreseen). Each Board member is encouraged to suggest the inclusion of items on the agenda. Each Board member is free to raise at any Board meeting subjects that are not on the agenda for that meeting. The Board will review the Corporation’s long-term strategic plans and the principal issues that the Corporation will face in the future during at least one Board meeting each year.

4.	Executive Session

The non-management directors will meet in executive session following each regularly scheduled Board meeting and at such other times as they may determine. The independent directors (excluding any non-management director who does not qualify as an independent director under the rules of the NYSE, if any) will meet in executive session at least annually. The Lead Director shall preside at these meetings.

5.	Communication Policy

The Board believes that the management speaks for the Corporation. Individual Board members may, from time to time, meet or otherwise communicate with various constituencies that are involved with the Corporation. It is expected that Board members would do this with the knowledge of the management and, absent unusual circumstances or as contemplated by the committee charters, only at the request of management.

6.	Code of Honor

At all times, directors will comply with the provisions of the Corporation’s Code of Honor.

III.    BOARD COMMITTEES

The Board will have at all times an Audit Committee, a Compensation & Benefits Committee and a Governance & Nominating Committee. The members of these committees will comply with any requirements of the New York Stock Exchange as then in effect. Committee members will be appointed by the Board upon recommendation of the Governance & Nominating Committee with consideration of the desires of individual directors. It is the sense of the Board that consideration should be given to rotating committee members periodically, but the Board does not feel that rotation should be mandated as a policy.

Each committee will have its own charter. The charters will set forth the purposes, goals and responsibilities of the committees as well as qualifications for committee membership, procedures for committee member appointment and removal, committee structure and operations and committee reporting to the Board. The charters will also provide that each committee will annually evaluate its performance.

The Chairman of each committee, in consultation with the committee members, will determine the frequency and length of the committee meetings consistent with any requirements set forth in the committee’s charter. The Chairman of each committee, in consultation with the appropriate members of the committee and management, will develop the committee’s agenda. At the beginning of the year each committee will establish a schedule of the principal agenda subjects to be discussed during the year (to the degree these can be foreseen). The schedule for each committee will be furnished to all directors.

The Board may, from time to time, establish or maintain additional committees as necessary or appropriate.

IV.    DIRECTOR ACCESS TO OFFICERS AND TEAMMATES

Directors have full and free access to officers and teammates of the Corporation and, as necessary and appropriate, to the Corporation’s independent advisors. Any meetings or contacts that a director wishes to initiate may be arranged through the CEO or the Secretary or directly by the director. The directors will use their judgment to ensure that any such contact is not disruptive to the business operations of the Corporation and will, to the extent not inappropriate, copy the CEO on any written communications between a director and an officer or teammate of the Corporation, or advise the CEO of any such oral communications.

The Board welcomes regular attendance at each Board meeting of the Corporation’s senior officers. If the CEO wishes to have additional Corporation personnel attend on a regular basis, this suggestion should be brought to the Board for approval.

V.    DIRECTOR COMPENSATION

The form and amount of director compensation will be determined by the Board based on a recommendation of the Governance & Nominating Committee in accordance with the policies and principles set forth in its charter. The Governance & Nominating Committee will conduct an annual review of director compensation. The Governance & Nominating Committee will consider that directors’ independence may be jeopardized if director compensation and perquisites exceed customary levels, if the Corporation makes substantial charitable contributions to organizations with which a director is affiliated, or if the Corporation enters into consulting contracts with (or provides other indirect forms of compensation to) a director or an organization with which the director is affiliated.

VI.    DIRECTOR ORIENTATION AND CONTINUING EDUCATION

All new directors must participate in the Corporation’s Orientation Program, which should be conducted within two months of the new director’s election to the Board. This orientation will include presentations by senior management to familiarize new directors with the Corporation’s strategic plans, its significant financial, accounting and risk management issues, its compliance programs, these Guidelines, its Code of Honor, its principal officers and its internal and independent auditors. In addition, the Orientation Program will include visits to Corporation headquarters and, to the extent practical, certain of the Corporation’s significant facilities. All other directors are also invited to attend the Orientation Program.

All directors are encouraged to attend programs and seminars dealing with the role and responsibility of publicly owned company directors.

VII.    CEO EVALUATION AND MANAGEMENT SUCCESSION

The Compensation & Benefits Committee and Governance & Nominating Committee will conduct annual reviews of the CEO’s performance, as set forth in their charters. The Board of Directors will review the Committee reports in order to ensure that the CEO is providing the best leadership for the Corporation in the long- and short-term.

The Governance & Nominating Committee should make an annual report to the Board on succession planning. The Board will work with the Governance & Nominating Committee to nominate and evaluate potential successors to the CEO. The CEO should at all times make available his or her recommendations and evaluations of potential successors, along with a review of any development plans recommended for such individuals.

VIII.    ANNUAL PERFORMANCE EVALUATION

The Board of Directors will conduct an annual self-evaluation to determine whether it and its committees are functioning effectively. The Governance & Nominating Committee will receive comments from all directors and report annually to the Board with an assessment of the Board’s performance. The assessment will focus on the Board’s contribution to the Corporation and specifically focus on areas in which the Board or management believes that the Board can improve.

IX.    DIRECTOR ATTENDANCE AT ANNUAL SHAREHOLDER MEETINGS

It is the Board’s policy that, absent unusual or unforeseen circumstances, all of the directors of the Corporation are expected and encouraged to attend each Annual Meeting of the Corporation’s shareholders.

X.    CONSISTENCY WITH ARTICLES

To the extent that any provision or section of the Corporate Governance Guidelines may be inconsistent with any article, provision or section of the Articles of Incorporation or the Bylaws of the Corporation, the Articles of Incorporation or the Bylaws, as appropriate, shall fully control.

XI.    AMENDMENT

These Corporate Governance Guidelines may be amended or altered at any meeting of the Board of Directors by affirmative vote of a majority of the number of Directors fixed by the Bylaws.

XII.    CERTIFICATION

This Corporate Governance Guidelines, as amended, was duly approved and adopted by the Board of the Corporation on the 13th day of December, 2004.

/s/ GRACE R. DEN HARTOG
Corporate Secretary

Annex B

OWENS & MINOR, INC.

2005 STOCK INCENTIVE PLAN

OWENS & MINOR, INC.

OWENS & MINOR, INC.

2005 STOCK INCENTIVE PLAN

ARTICLE I

DEFINITIONS

1.01.    ADMINISTRATOR

Administrator means the Governance Committee with respect to awards to Nonemployee Directors and in all other instances means the Compensation Committee or a delegate of the Compensation Committee that is appointed in accordance with Article III.

1.02.    AGREEMENT

Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an award of Performance Shares or a Stock Award, Incentive Award, Option or SAR granted to such Participant.

1.03.    BOARD

Board means the Board of Directors of the Company.

1.04.    CHANGE IN CONTROL

Change in Control means:

(a)    Any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any Company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company’s then outstanding securities provided, however, that Company securities acquired directly from the Company shall be disregarded for this purpose;

(b)    During any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or (d) of this Section) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of a majority of the directors then still in office who either (x) were directors at the beginning of such period or (y) were so elected or nominated with such approval, cease for any reason to constitute at least a majority of the Board;

(c)    There is consummated a stockholder-approved merger or consolidation of the Company with any other Company, other than (x) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (y) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as hereinabove defined) acquires more than twenty percent (20%) of the combined voting power of the Company’s then outstanding securities; or

(d)    The stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

1.05.    CODE

Code means the Internal Revenue Code of 1986, and any amendments thereto.

1.06.    COMMITTEE

Committee means the Governance Committee in respect of awards to Nonemployee Directors and the Compensation Committee in respect of awards to other individuals who are eligible to participate in the Plan.

1.07.    COMMON STOCK

Common Stock means the common stock of the Company.

1.08.    COMPANY

Company means Owens & Minor, Inc.

1.09    COMPENSATION COMMITTEE

Compensation Committee means the Compensation and Benefits Committee of the Board.

1.10.    CONTROL CHANGE DATE

Control Change Date means the date on which a Change in Control occurs. If a Change in Control occurs on account of a series of transactions, the Control Change Date is the date of the last of such transactions.

1.11.    CORRESPONDING SAR

Corresponding SAR means an SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

1.12.    EXCHANGE ACT

Exchange Act means the Securities Exchange Act of 1934, as amended.

1.13.    FAIR MARKET VALUE

Fair Market Value means, on any given date, the closing price of a share of Common Stock as reported on the New York Stock Exchange composite tape on such date, or if the Common Stock was not traded on the New York Stock Exchange on such day, then on the next preceding day that the Common Stock was traded on such exchange, all as reported by such source as the Administrator may select.

1.14    GOVERNANCE COMMITTEE

Governance Committee means the Governance and Nominating Committee of the Board.

1.15.    INCENTIVE AWARD

Incentive Award means an award that, subject to such terms and conditions as may be prescribed by the Administrator, entitles the Participant to receive a cash payment from the Company or a Related Entity.

1.16.    INITIAL VALUE

Initial Value means, with respect to a Corresponding SAR, the Option price per share of the related Option and, with respect to an SAR granted independently of an Option, the amount determined by the Administrator on the date of grant (but not less than the Fair Market Value of one share of Common Stock on the date of grant).

1.17.    NONEMPLOYEE DIRECTOR

Nonemployee Director means a member of the Board who is not an employee of the Company or a Related Entity.

1.18.    OPTION

Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

1.19.    OPTION PROCEEDS

Option Proceeds means the cash actually received by the Company for the option price in connection with the exercise of Options or options granted under the 1998 Stock Option and Incentive Plan (the “1998 Plan”) that are exercised after the effective date of the Plan, plus the maximum tax benefit that could be realized by the Company as a result of the exercise of such Options or options granted under the 1998 Plan, which tax benefit shall be determined by multiplying (a) the amount that is deductible for federal income tax purposes as a result of any such option exercise (currently, equal to the amount upon which the Participant’s withholding tax obligation is calculated), times (b) the maximum federal corporate income tax rate for the year of exercise. With respect to Options or options granted under the 1998 Plan, to the extent that a Participant pays the option price and/or withholding taxes with shares of Common Stock, Option Proceeds shall not be calculated with respect to the amounts so paid in shares of Common Stock.

1.20.    PARTICIPANT

Participant means an employee of the Company or a Related Entity, a member of the Board, or an individual who provides services to the Company or a Related Entity who satisfies the requirements of Article IV and is selected by the Administrator to receive an award of Performance Shares or a Stock Award, an Option, an SAR, or an Incentive Award or a combination thereof.

1.21.    PERFORMANCE SHARES

Performance Shares means an award which, in accordance with and subject to an Agreement, will entitle the Participant, or his or her estate or beneficiary in the event of the Participant’s death, to receive cash or a Stock Award or a combination thereof.

1.22.    PLAN

Plan means the Owens & Minor, Inc. 2005 Stock Incentive Plan.

1.23.    RELATED ENTITY

Related Entity means any “subsidiary” or “parent” corporation (within the meaning of Section 424 of the Code) of the Company.

1.24.    SAR

SAR means a stock appreciation right that in accordance with the terms of an Agreement entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the amount determined by the Administrator and specified in an Agreement. In the absence of such a determination, the holder shall be entitled to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR the excess of the Fair Market Value at the time of exercise over the Initial Value. References to “SARs” include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

1.25.    STOCK AWARD

Stock Award means shares of Common Stock awarded to a Participant under Article VII or in accordance with an award of Performance Shares.

1.26.    TEN PERCENT SHAREHOLDER

Ten Percent Shareholder means any individual owning more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of a Related Entity. An individual shall be considered to own any voting stock owned (directly or indirectly) by or for his or her brothers, sisters, spouse, ancestors or lineal descendants and shall be considered to own proportionately any voting stock owned (directly or indirectly) by or for a corporation, partnership, estate or trust of which such individual is a shareholder, partner or beneficiary.

ARTICLE II

PURPOSES

The Plan is intended to assist the Company and Related Entities in recruiting and retaining key employees and members of the Board, and other individuals who provide services to the Company or a Related Entity by enabling such persons to participate in the future success of the Company and the Related Entities and to associate their interests with those of the Company and its shareholders. The Plan is intended to permit the award of Performance Shares, the grant of Stock Awards, SARs, the grant of both Options qualifying under Section 422 of the Code (“incentive stock options”) and Options not so qualifying, and the grant of Incentive Awards. No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option.

ARTICLE III

ADMINISTRATION

The Plan shall be administered by the Administrator; provided, however, that any actions of the Governance Committee with respect to awards to Nonemployee Directors shall be subject to the final approval by the Board. The Administrator shall have authority to award Performance Shares and to grant Stock Awards, Incentive Awards, Options and SARs upon such terms (not inconsistent with the provisions of this Plan) as the Administrator may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) on the exercisability of all or any part of an Option or SAR or on the transferability or forfeitability of a Stock Award, Incentive Award, or Performance Shares, including by way of example and not limitation, conditions on which Participants may defer receipt of benefits under the Plan, requirements that the Participant complete a specified period of employment or service with the Company or a Related Entity or that the Company achieve a specified level of financial performance. Notwithstanding any such conditions, the Committee may, in its discretion, accelerate the time at which any Option or SAR may be exercised, or the time at which a Stock Award may become transferable or nonforfeitable or the time at which an Incentive Award or an award of Performance Shares may be settled in connection with a termination of employment or service or a Change in Control of the Company. In addition, the Administrator shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan shall be final and conclusive, (subject to final approval by the Board of any actions of the Governance Committee in respect of awards to Nonemployee Directors). Neither the Administrator nor any member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement, Option, SAR, Stock Award, Incentive Award or award of Performance Shares. All expenses of administering this Plan shall be borne by the Company.

The Compensation Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Compensation Committee’s authority and duties with respect to grants and awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. The Compensation Committee may revoke or amend the terms of a delegation at any time, but such action shall not invalidate any prior actions of the Compensation Committee’s delegate or delegates that were consistent with the terms of the Plan.

ARTICLE IV

ELIGIBILITY

4.01.    GENERAL.

Any employee of the Company or a Related Entity (including a corporation that becomes a Related Entity after the adoption of this Plan), any member of the Board (whether or not an employee), or a person who provides services to the Company or a Related Entity (including a corporation that becomes a Related Company after the adoption of this Plan) is eligible to participate in this Plan if the Administrator, in its sole discretion, determines that such person has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or a Related Entity.

4.02.    GRANTS.

The Administrator will designate individuals to whom an award of Performance Shares are to be granted and to whom Stock Awards, Incentive Awards, Options and SARs are to be granted and will specify the number of shares of Common Stock subject to each award or grant. An SAR may be granted with or without a related Option. Each award of Performance Shares and all Stock Awards, Options, SARs, and Incentive Awards granted under this Plan shall be evidenced by Agreements which shall be subject to the applicable provisions of this Plan and to such other provisions as the Administrator may adopt. No Participant may be granted incentive stock options or related SARs (under all incentive stock option plans of the Company and any Related Entity) which are first exercisable in any calendar year for stock having an aggregate Fair Market Value (determined as of the date an Option is granted) that exceed the limitation prescribed by Code section 422(d). The preceding annual limitation shall not apply with respect to Options that are not incentive stock options.

ARTICLE V

STOCK SUBJECT TO PLAN

5.01.    SHARES ISSUED.

Upon the award of shares of Common Stock pursuant to a Stock Award, including a Stock Award issued to settle Performance Shares, the Company may issue shares of Common Stock from its authorized but unissued Common Stock. Upon the exercise of any Option or SAR the Company may deliver to the Participant (or the Participant’s broker if the Participant so directs), shares of Common Stock from its authorized but unissued Common Stock.

5.02.    AGGREGATE LIMIT.

The maximum aggregate number of shares of Common Stock that may be issued under this Plan is 3,000,000 shares, plus any shares of Common Stock remaining available for issuance under the 1998 Plan on the effective date of the Plan. The maximum aggregate number of shares of Common Stock that may be issued under this Plan shall be subject to adjustment as provided in Article X and Section 5.04.

5.03.    INDIVIDUAL LIMITATIONS.

Subject to the limitation set forth in the preceding sections, no individual may, in any consecutive 36-month period, be granted or awarded (i) Options or SARs, covering more than 2,000,000 shares of Common Stock; (ii) Stock Awards or Performance Shares covering more than 500,000 shares of Common Stock; or (iii) Incentive

Awards exceeding $3,000,000. In applying the limitations of the preceding sentence, an Option and Corresponding SAR shall be treated as a single award. The limitations set forth in this Section 5.03 shall be subject to adjustment as provided in Article X.

5.04.    SHARE ADD-BACKS.

If any shares of Common Stock subject to an award of Performance Shares or Options, SARs or Stock Awards granted under the Plan, or granted under the 1998 Plan and outstanding on the effective date of the Plan, are cancelled, forfeited, expire or otherwise terminate without the issuance of such shares of Common Stock, or if any award is settled for cash or otherwise does not result in the issuance of all or a portion of the shares of Common Stock subject to such award, the shares of Common Stock shall, to the extent of such cancellation, forfeiture, expiration, termination, cash settlement or non-issuance, again be available for issuance under the Plan.

In the event that (i) any Option granted under the Plan is exercised through the tendering of shares of Common Stock (either actually or by attestation) or by the withholding of shares of Common Stock by the Company, or (ii) withholding tax liabilities resulting from such Option or other award granted under the Plan are satisfied by the withholding of shares of Common Stock (not to exceed the minimum required tax withholding rate), then only the number of shares of Common Stock issued net of the shares of Common Stock tendered or withheld shall be deemed issued for purposes of determining the maximum number of shares of Common Stock available for issuance under the Plan. Furthermore, shares of Common Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards by a company acquired by the Company or Related Entity, or with which the Company or Related Entity combines, shall not reduce the maximum aggregate number of shares of Common Stock available for issuance under the Plan.

Shares of Common Stock reacquired by the Company on the open market using Option Proceeds shall again be available for issuance under the Plan. The increase in shares of Common Stock available pursuant to the repurchase of shares with Option Proceeds shall not be greater than the amount of such proceeds divided by Fair Market Value on the date of exercise of the option or option giving rise to such Option Proceeds.

ARTICLE VI

OPTIONS AND SARS

6.01.    AWARDS.

In accordance with Article IV, and subject to the limitations set forth in Plan Section 5.03, the Administrator will designate each individual to whom an Option, SAR or both is to be made and will specify the number of shares of Common Stock covered by such awards.

6.02.    OPTION PRICE OR INITIAL VALUE.

The price per share for Common Stock purchased on the exercise of an Option shall be determined by the Administrator on the date of grant; provided, however, that the price per share for Common Stock purchased on the exercise of any Option shall not be less than the Fair Market Value on the date the Option is granted. Notwithstanding the preceding sentence, the price per share for Common Stock purchased on the exercise of any Option that is an incentive stock option granted to an individual who is a Ten Percent Shareholder on the date such option is granted, shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date the Option is granted. Except as provided in Article X, the Administrator may not reduce, adjust or amend the option price or Initial Value of a previously granted Option or SAR whether through amendment, cancellation, replacement grant or any other means without the approval of shareholders.

6.03.    MAXIMUM OPTION OR SAR PERIOD.

The maximum period in which an Option or SAR may be exercised shall be determined by the Administrator on the date of grant, except that no Option or SAR shall be exercisable after the expiration of seven years from the date such Option or SAR was granted. In the case of an incentive stock option or a Corresponding SAR granted to a Participant who is a Ten Percent Shareholder on the date of grant, such Option or its Corresponding SAR shall not be exercisable after the expiration of five years from the date of grant. The terms of any Option or SAR may provide that it is exercisable for a period less than such maximum period.

6.04.    NONTRANSFERABILITY.

Any Option or SAR granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any such transfer, the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or person(s). During the lifetime of the Participant to whom the Option or SAR is granted, the Option or SAR may be exercised only by the Participant. No right or interest of a Participant in any Option or SAR shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

6.05.    TRANSFERABLE OPTIONS AND SARS.

Section 6.04 to the contrary notwithstanding, if the Agreement provides, an Option that is not an incentive stock option or an SAR, other than a Corresponding SAR that is related to an incentive stock option, may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Securities Exchange Commission Rule 16b-3 as in effect from time to time. The holder of an Option or SAR transferred pursuant to this section shall be bound by the same terms and conditions that governed the Option or SAR during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Option or SAR except by will or the laws of descent and distribution. In the event of any transfer of an Option or SAR (by the Participant or his transferee), such Option and any Corresponding SAR must be transferred to the same person or persons or entity or entities.

6.06.    EXERCISE.

Subject to the provisions of this Plan, an Option or SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine; provided, however, that no Option or SAR shall be exercisable sooner than one year from the date the Option or SAR is granted, other than in the event of termination of employment or services or a Change in Control. A Corresponding SAR that is related to an incentive stock option may be exercised only to the extent that the related Option is exercisable and when the Fair Market Value exceeds the Option price of the related Option. An Option or SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option or SAR could be exercised. A partial exercise of an Option or SAR shall not affect the right to exercise the Option or SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option or related to the SAR. The exercise of either an Option or Corresponding SAR shall result in the termination of the other to the extent of the number of shares with respect to which the Option or Corresponding SAR is exercised.

6.07.    PAYMENT.

Unless otherwise provided by the Agreement, payment of the Option price shall be made in cash or a cash equivalent acceptable to the Administrator. Subject to rules established by the Committee, payment of all or part of the Option price may be made with shares of Common Stock to the Company. If Common Stock is used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value of the surrendered shares (on the day preceding the exercise date) must not be less than the Option price of the shares for which the Option is being exercised.

6.08.    DETERMINATION OF PAYMENT OF CASH AND/OR COMMON STOCK UPON EXERCISE OF SAR.

At the Administrator’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Common Stock, or a combination of cash and Common Stock. A fractional share shall not be deliverable upon the exercise of an SAR but a cash payment will be made in lieu thereof.

6.09.    SHAREHOLDER RIGHTS.

No Participant shall have any rights as a stockholder with respect to shares subject to his or her Option or SAR until the date of exercise of such Option or SAR.

ARTICLE VII

STOCK AWARDS

7.01.    AWARDS.

In accordance with the provisions of Article IV, and subject to the limitations set forth in Plan Section 5.03, the Administrator will designate each individual to whom a Stock Award is to be made and will specify the number of shares of Common Stock covered by such awards. The limitation of Section 5.03 on the issuance of Stock Awards shall not limit the issuance of Stock Awards in settlement of Performance Share awards.

7.02.    VESTING.

The Administrator, on the date of the award, may prescribe that a Participant’s rights in the Stock Award shall be forfeitable or otherwise restricted for a period of time or subject to such conditions as may be set forth in the Agreement. By way of example and not of limitation, the restrictions may postpone transferability, vesting or both of the shares until the attainment of performance objectives prescribed by Committee or may provide that the shares will be forfeited if the Participant separates from the service of the Company and its Related Entities before the expiration of a stated term. If a Stock Award is not nonforfeitable and transferable upon its grant, the period of restriction until full vesting shall be at least three years, provided that the minimum period of restriction shall be at least one year in the case of a Stock Award to a Nonemployee Director or a Stock Award or that will become transferable and nonforfeitable on account of the satisfaction of performance objectives prescribed by the Administrator.

7.03.    PERFORMANCE CRITERIA.

In accordance with Section 7.02, the Committee may prescribe that Stock Awards will become vested or transferable or both based on objectives stated with respect to one or more of the following performance criteria for the Company, a Related Entity, an operating unit or a business segment: (i) gross, operating or net earnings before or after taxes, (ii) return on equity, (iii) return on capital, (iv) return on sales, (v) return on assets or net assets, (vi) earnings per share, (vii) cash flow per share, (viii) book value per share, (ix) earnings growth, (x) sales growth, (xi) volume growth, (xii) cash flow (as defined by the Committee), (xiii) Fair Market Value, (xiv) total shareholder return, (xv) market share, (xvi) productivity, (xvii) level of expenses, (xviii) quality, (ix) safety, (xx) customer satisfaction, (xxi) total economic value added, or (xxii) peer group comparisons of any of the aforementioned criteria. If the Committee, on the date of the award, prescribes that a Stock Award shall become nonforfeitable and transferable only upon the attainment of objectives stated with respect to one or more of the foregoing performance criteria, the shares subject to such Stock Award shall become nonforfeitable and transferable only to the extent the Committee certifies that such objectives have been achieved.

7.04.    SHAREHOLDER RIGHTS.

Prior to their forfeiture (in accordance with the terms of the Agreement and while the shares of Common Stock granted pursuant to the Stock Award may be forfeited), a Participant will have all rights of a shareholder with respect to a Stock Award, including the right to receive dividends and vote the shares; provided, however, that (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares of Common Stock granted pursuant to a Stock Award, (ii) the Company shall retain custody of the certificates evidencing shares of Common Stock granted pursuant to a Stock Award, and (iii) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Stock Award. The limitations set forth in the preceding sentence shall not apply after the shares of Common Stock granted under the Stock Award are no longer forfeitable.

ARTICLE VIII

PERFORMANCE SHARE AWARDS

8.01.    AWARD.

In accordance with the provisions of Article IV and subject to the limitations set forth in Section 5.03, the Administrator will designate individuals to whom an award of Performance Shares is to be granted and will specify the number of shares of Common Stock covered by the award.

8.02.    EARNING THE AWARD

The Administrator, on the date of the grant of an award, may prescribe that the Performance Shares, or portion thereof, will be earned, and the Participant will be entitled to receive Common Stock pursuant to a Stock Award, a cash payment or a combination thereof, only upon the satisfaction of certain requirements. By way of example and not of limitation, the restrictions may provide that Performance Shares shall be earned only upon the Participant’s completion of a specified period of employment with the Company or Related Entity or upon the attainment of stated performance objectives or goals. The period for determining whether such requirements are satisfied shall be at least three years; provided that the period shall be at least one year in the case of Performance Shares awarded to a Nonemployee Director or a Performance Share award that will be earned upon the attainment of stated performance objectives or goals. Such objectives or goals may be based on one or more of the following performance criteria for the Company, a Related Entity, an operating unit or a business segment: (i) gross, operating or net earnings before or after taxes, (ii) return on equity, (iii) return on capital, (iv) return on sales, (v) return on assets or net assets, (vi) earnings per share, (vii) cash flow per share, (viii) book value per share, (ix) earnings growth, (x) sales growth, (xi) volume growth, (xii) cash flow (as defined by the Committee), (xiii) Fair Market Value, (xiv) share price or total shareholder return, (xv) market share, (xvi) productivity, (xvii) level of expenses, (xviii) quality, (xix) safety, (xx) customer satisfaction, (xxi) total economic value added or (xxii) peer group comparisons of any of the aforementioned criteria. If the Committee, on the date of the award, prescribes that Performance Shares shall be earned only upon the attainment of objectives stated with respect to one or more of the foregoing performance criteria, such Performance Shares shall be earned only to the extent the Committee certifies that such objectives have been achieved.

8.03.    PAYMENT.

In the discretion of the Administrator, the amount payable when an award of Performance Shares is earned may be settled in cash, by the grant of a Stock Award or a combination of cash and a Stock Award. A fractional share shall not be deliverable when an award of Performance Shares is earned, but a cash payment will be made in lieu thereof.

8.04.    SHAREHOLDER RIGHTS.

No Participant shall, as a result of receiving an award of Performance Shares, have any rights as a shareholder until and to the extent that the award of Performance Shares is earned and a Stock Award is made. A Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of a Performance Share award or the right to receive Common Stock thereunder other than by will or the laws of descent and distribution. After an award of Performance Shares is earned and a Stock Award is made, a Participant will have all the rights of a shareholder as described in Plan section 7.04 only if the Stock Award is in the form of shares of Common Stock.

ARTICLE IX

INCENTIVE AWARDS

9.01.    AWARDS.

The Administrator shall designate Participants to whom Incentive Awards are made for annual incentive payments. All Incentive Awards shall be finally determined exclusively by the Administrator under the procedures established by the Administrator, subject to the limitations set forth in Section 5.03.

9.02.    TERMS AND CONDITIONS.

The Administrator, at the time an Incentive Award is made, shall specify the terms and conditions which govern the award. Such terms and conditions may include, by way of example and not of limitation, requirements that the Participant complete a specified period of employment with the Company or a Related Entity or that the Company, a Related Entity, or the Participant attain stated objectives or goals as a prerequisite to payment under an Incentive Award. The period for determining whether such requirements are satisfied shall be at least one year. The objectives or goals may be based on one or more of the following performance criteria for the Company, a Related Entity, an operating unit or business segment: (i) gross, operating or net earnings before or after taxes, (ii) return on equity, (iii) return on capital, (iv) return on sales, (v) return on assets or net assets, (vi) earnings per share, (vii) cash flow per share, (viii) book value per share, (ix) earnings growth, (x) sales growth, (xi) volume growth, (xii) cash flow (as defined by the Committee), (xiii) Fair Market Value, (xiv) total shareholder return, (xv) market share, (xvi) productivity, (xvii) level of expenses, (xviii) quality, (xix) safety, (xx) customer satisfaction, (xxi) total economic value added or (xxii) peer group comparisons of any of the aforementioned criteria. If the Committee, on the date of the award, prescribes that the Incentive Award shall be earned only upon the attainment of objectives stated with respect to one or more of the foregoing performance criteria, such Incentive Award shall be earned only to the extent that the Committee certifies that such objectives have been achieved. The Administrator, at the time an Incentive Award is made, shall also specify when amounts shall be payable under the Incentive Award and whether amounts shall be payable in the event of the Participant’s death, disability, or retirement.

ARTICLE X

ADJUSTMENT UPON CHANGE IN COMMON STOCK

The maximum number of shares as to which Options, SARs, Stock Awards and awards of Performance Shares may be granted under this Plan, the individual limitations set forth in Section 5.03, and the terms of outstanding awards of Performance Shares, Stock Awards, Options, SARs, and Incentive Awards shall be adjusted as the Committee shall determine to be equitably required in the event that (a) the Company (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (ii) engages in a transaction to which Section 424 of the Code applies or (b) there occurs any other event which, in the judgment of the Committee is equitably required. Any determination made under this Article X by the Committee shall be final and conclusive.

The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares as to which Options, SARs, Stock Awards, and awards of Performance Shares may be granted, the terms of outstanding awards of Performance Shares, Stock Awards, Options, SARs, or Incentive Awards, or the individual limitations set forth in Section 5.03.

The Committee may make Stock Awards and may grant awards of Performance Shares, Options, and SARs in substitution for performance shares, phantom shares, stock awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee of the Company or a Related Entity in connection with a transaction described in the first paragraph of this Article X. Notwithstanding any provision of the Plan (other than the limitations of Article V), the terms of such substituted awards of Performance Shares, Stock Awards, Option or SAR grants shall be as the Committee, in its discretion, determines is appropriate.

ARTICLE XI

CHANGE IN CONTROL

11.01.    IMPACT OF CHANGE IN CONTROL.

Sections 6.06, 7.02, 7.03 and 8.02 to the contrary notwithstanding, upon a Control Change Date, the terms of an Agreement may provide that (i) the Option and SAR shall be fully exercisable thereafter, (ii) the Stock Award will become transferable and nonforfeitable thereafter, (iii) the Performance Share shall be earned in its entirety and converted into a transferable and nonforfeitable Stock Award, and (iv) the Incentive Award shall be earned, in whole or in part, in accordance with the terms of the applicable Agreement.

11.02.    ASSUMPTION UPON CHANGE IN CONTROL.

In the event of a Change in Control the Committee, in its discretion and without the need for a Participant’s consent, may provide that an outstanding Option, SAR, Stock Award, Performance Share or Incentive Award shall be assumed by, or a substitute award granted by, the surviving entity in the Change in Control. Such assumed or substituted award shall be of the same type of award as the original Option, SAR, Stock Award, Performance Share or Incentive Award being assumed or substituted. The assumed or substituted award shall have a value, as of the Control Change Date, that is substantially equal to the value of the original award (or the difference between the Fair Market Value and the option price or Initial Value in the case of Options and SARs) as the Committee determines is equitably required and such other terms and conditions as may be prescribed by the Committee.

11.03.    CASH-OUT UPON CHANGE IN CONTROL.

In the event of a Change in Control the Committee, in its discretion and without the need of a Participant’s consent, may provide that each Option, SAR, Stock Award and Performance Share shall be cancelled in exchange for a payment. The payment may be in cash, shares of Common Stock or other securities or consideration received by stockholders in the Change in Control transaction. The amount of the payment shall be an amount that is substantially equal to (i) the amount by which the price per share received by stockholders in the Change in Control exceeds the Option price or Initial Value in the case of an Option and SAR, or (ii) the price per share received by stockholder for each share of Common Stock subject to a Stock Award and an award of Performance Shares.

ARTICLE XII

COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

No Option or SAR shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company’s shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock when a Stock Award is granted or for which an Option or SAR is exercised may bear such legends and statements as the Administrator may deem advisable to assure compliance with federal and state laws and regulations. No Option or SAR shall be exercisable, no Stock Award shall be granted, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Administrator may deem advisable from regulatory bodies having jurisdiction over such matters.

ARTICLE XIII

GENERAL PROVISIONS

13.01.    DIVIDEND EQUIVALENTS.

The Administrator may, at the time of grant of any award of Options, SARs or Performance Shares, include as a part of such award an entitlement to receive a cash payment equal to the dividends that are payable with respect to the number of shares of Common Stock covered by the award, subject to such terms, conditions, restrictions and/or limitations, if any, as the Administrator may establish. All dividend equivalents that are not paid currently may, at the Administrator’s discretion, be reinvested into additional notional units payable in shares of Common Stock, subject to the same vesting or performance conditions as the underlying award.

13.02.    EFFECT ON EMPLOYMENT OR SERVICE.

Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any individual any right to continue in the employ or service of the Company or a Related Entity or in any way affect any right and power of the Company or a Related Entity to terminate the employment or service of any individual at any time with or without assigning a reason therefor.

13.03.    UNFUNDED PLAN.

The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

13.04.    DISPOSITION OF STOCK.

A Participant shall notify the Administrator of any sale or other disposition of Common Stock acquired pursuant to an Option that was an incentive stock option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of the Common Stock to the Participant. Such notice shall be in writing and directed to the Secretary of the Company.

13.05.    RULES OF CONSTRUCTION.

Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

13.06.    EMPLOYEE STATUS.

In the event that the terms of any award of Performance Shares, or Stock Award or Incentive Award or the grant of any Option or SAR provide that shares may be issued or become transferable and nonforfeitable thereunder only after completion of a specified period of employment or service, the Administrator may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

13.07.    WITHHOLDING TAXES.

Each Participant shall be responsible for satisfying any income and employment tax withholding obligations attributable to participation in the Plan. Unless otherwise provided by the Agreement, any such withholding tax obligations may be satisfied in cash (including from any cash payable in settlement of an award of Performance Shares, an SAR or Incentive Award) or a cash equivalent acceptable to the Committee. Any withholding tax obligations may also be satisfied by surrendering shares of Common Stock to the Company, by withholding or reducing the number of shares of Common Stock otherwise issuable to the Participant upon the exercise of an Option or SAR, the settlement of an award of Performance Shares or the grant or vesting of a Stock Award, but only up to the minimum required tax withholding rate, or by any other method as may be approved by the Committee. If shares of Common Stock are used to pay all or part of such withholding tax obligation, the Fair Market Value of the shares surrendered, withheld or reduced shall be determined as of the day preceding the date the Option or SAR is exercised, the Stock Award vests or the Performance Shares are earned, as applicable.

13.08.    CERTAIN REDUCTION OF PARACHUTE PAYMENTS

Any benefit, payment, accelerated vesting or other right under this Plan may constitute a “parachute payment” (as defined in Code section 280G(b)(2)(A), but without regard to Code section 280G(b)(2)(A)(ii)), with respect to a Participant and the Participant may incur a liability under Code section 4999. In that event, the Company may reduce any such parachute payments, if, and only to the extent that a reduction will allow the Participant to receive a greater “net after-tax amount” than such Participant would receive absent a reduction. For purposes of this Plan section, “net after tax amount” means the amount of any parachute payments, as applicable, net of taxes imposed under Code sections 1, 3101(b) and 4999 and any State or local income taxes applicable to the Participant as in effect on the date of the first payment under this Plan Agreement. The determination of the net after tax amount shall be calculated by applying the foregoing taxes on income of the same character as the parachute payments or capped parachute payments, as applicable at the top marginal rates, in effect for the year in which the determination is made. “Capped parachute payments” means the largest amount of parachute payments that may be paid without liability under Code section 4999. This Section 13.08 shall not apply to any Participant who is entitled to indemnification from any liability that the Participant may have under Code section 4999 pursuant to an Agreement or other agreement with the Company.

ARTICLE XIV

AMENDMENT

The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if (i) the amendment increases the aggregate number of shares of Common Stock that may be issued under the Plan or (ii) the amendment changes the class of individuals eligible to become Participants, (iii) the amendment is required to be approved by shareholders under the New York Stock Exchange’s shareholder approval rules. No amendment shall, without a Participant’s consent, adversely affect any rights of such Participant under any outstanding award of Performance Shares, or under any Stock Award, Option or SAR outstanding at the time such amendment is made.

ARTICLE XV

DURATION OF PLAN

No Performance Shares may be awarded and no Stock Award, Option, SAR or Incentive Award may be granted under this Plan more than ten years after the date that the Plan is approved by shareholders as provided in Article XVI.

ARTICLE XVI

EFFECTIVE DATE OF PLAN

Performance Shares may be awarded and Stock Awards, Options, SARs and Incentive Awards may be granted under this Plan upon its approval by a majority of the votes entitled to be cast by the Company’s shareholders, voting either in person or by proxy, at a duly held shareholders’ meeting within twelve months of its adoption by the Board.

Annex C

OWENS & MINOR, INC.

AUDIT COMMITTEE

CHARTER

The following shall constitute the Audit Committee Charter (the “Charter”) of the Board of Directors of Owens & Minor, Inc. (the “Corporation”):

I.    ORGANIZATION

There shall be constituted a standing committee of the board of directors of the Corporation (the “Board”) to be known as the audit committee (the “Audit Committee” or the “Committee”).

II.    COMPOSITION AND SELECTION

The Audit Committee shall be comprised of three or more directors. The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission as then in effect.

All members of the Audit Committee shall have a requisite working familiarity with basic finance and accounting practices in compliance with the rules of the New York Stock Exchange. At least one member of the Committee shall be an audit committee financial expert; as such term is defined by the Securities and Exchange Commission. If an audit committee member simultaneously serves on the audit committee of three public companies, the Board must determine that such simultaneous service would not impair the ability of such member to effectively serve on the Corporation’s Audit Committee and disclose such determination in the annual proxy statement.

The members of the Audit Committee shall be appointed by the Board, at the Board’s annual meeting, on the recommendation of the Governance & Nominating Committee, and may be removed by the Board. The members of the Audit Committee shall serve for one year or until their successors are duly elected and qualified. Unless a Chairman is elected by the full Board, the members of the Audit Committee shall designate a Chairman by majority vote of the full Audit Committee membership.

The duties and responsibilities of Audit Committee members contained herein shall be in addition to those duties otherwise required for members of the Board.

III.    STATEMENT OF PURPOSE

The primary function of the Audit Committee shall be to assist the Board in discharging its oversight responsibilities relating to the accounting, reporting, and financial practices of the Corporation and its subsidiaries by monitoring:

(1)	these practices, generally;

(2)	the integrity of the financial statements and other financial information provided by the Corporation to any governmental body or the public;

(3)	the Corporation’s compliance with legal and regulatory requirements;

(4)	the independent auditor’s qualifications and independence;

(5)	the performance of the Corporation’s independent auditors and internal audit functions; and

(6)	issues involving the Corporation’s ethical and legal compliance responsibilities.

The Audit Committee shall prepare the report of the Committee required by the rules of the Securities and Exchange Commission to be included in the Corporation’s annual proxy statement.

IV.    COMMITTEE OBJECTIVES

The Audit Committee’s primary objectives include providing an independent, direct and open avenue of communication among the Corporation’s independent auditors, management, internal auditing department, and the Board; serving as an independent and objective party to review the Corporation’s financial reporting processes and internal control systems; overseeing with management the reliability and integrity of the Corporation’s accounting policies and financial reporting and disclosure practices; reviewing and considering the work of the Corporation’s independent auditors and internal auditing department; reviewing the adequacy of the internal audit department’s staffing and the qualifications of its personnel; and reviewing whether available technology is being used to maximize the efficiency and effectiveness of the internal audit function.

V.    COMMITTEE AUTHORITY AND RESPONSIBILITIES

The Audit Committee shall have the sole authority to appoint, retain, compensate, evaluate and terminate the independent auditor (subject, if applicable, to shareholder ratification) and shall approve all audit, internal control and permissible non-audit engagements, including fees and terms, with the independent auditor. The independent auditor shall be accountable to the Board through the Audit Committee. The Audit Committee shall consult with management but shall not delegate these responsibilities.

The Audit Committee may form subcommittees and delegate authority to subcommittees when appropriate.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain and obtain advice and assistance from internal, external or independent legal, accounting, financial or other advisors. The Audit Committee shall have the authority to retain and compensate such advisors without seeking further approval and shall receive appropriate funding, as determined by the Audit Committee, from the Corporation to compensate such advisors and for payment to the independent auditors for the purpose of rendering or issuing an audit report and internal control audit report. The Audit Committee shall have the authority to conduct or authorize investigations into any matters within its scope of responsibilities and shall have the authority to retain outside advisors to assist the Committee in the conduct of any investigation.

The Audit Committee shall make regular reports to the Board, and shall review with the Board any issues that arise with respect to the quality or integrity of the Corporation’s financial statements, the Corporation’s compliance with legal or regulatory requirements, the performance and independence of the Corporation’s independent auditors, or the performance of the internal audit function.

The Audit Committee shall review and reassess the adequacy of this Charter, at least annually, and shall recommend any proposed changes to the Board for approval.

The Audit Committee shall annually review its own performance.

The Audit Committee shall:

Financial Statement and Disclosure Matters

1.

Review and discuss with management and the independent auditor accounting policies and financial reporting issues and judgments that may be viewed as critical; review and discuss analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; consider and approve, when appropriate, any significant changes in the Corporation’s accounting and auditing policies; review and discuss any accounting and financial reporting proposals that may have a significant impact on the Corporation’s financial reports; review and discuss major issues as to the adequacy of the Corporation’s internal controls and any special audit steps adopted in light of material control deficiencies.

2.	Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and recommend to the Board whether the audited financial statements should be included in the Corporation’s Annual Report on Form 10-K.

3.	Review and discuss with management and the independent auditor the Corporation’s quarterly financial statements and press releases, including disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the results of the independent auditor’s reviews of the quarterly financial statements, prior to the filing of its Form 10-Q;

4.	Review and discuss with management (including the senior internal audit executive) and the independent auditor the Corporation’s internal controls report and the independent auditor’s related audit report prior to the filing of the Corporation’s Annual Report on Form 10-K.

5.	Review any disclosures made by the Corporation’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Corporation’s internal controls.

6.	Review and discuss with management and the independent auditor: (a) any material financial or non-financial arrangements of the Corporation which do not appear on the financial statements of the Corporation; and (b) any transactions or courses of dealing with parties related to the Corporation which transactions are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties and which are relevant to an understanding of the Corporation’s financial statements;

7.	Review and discuss with management its policies and practices regarding earnings press releases, as well as financial information and earnings guidance given to analysts and ratings agencies, giving attention to any use of “pro forma” or “adjusted” non-GAAP information; Such review and discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

8.	Discuss with management the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Corporation’s risk assessment and risk management policies;

9.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives, as well as off-balance sheet structures on the Corporation’s financial statements;

10.	Review and update on an annual basis the Corporation’s Code of Honor including its system of enforcement.

Oversight of the Company’s Relationship with the Independent Auditor

11.	Obtain and review a formal written report by the independent auditor, at least annually, which report shall include descriptions of:

(a)	the independent auditor’s internal quality-control procedures;

(b)	any material issues raised by the most recent internal quality control review, or peer review, or by any inquiry or investigation by governmental or professional authorities in the preceding five years respecting one or more independent audits carried out by the firm;

(c)	any steps taken to deal with such issues;

(d)	all relationships between the independent auditor and the Corporation; and

(e)	any other relationships that may adversely affect the independence of the auditor.

The Audit Committee should assess the independence of the independent auditor, including that of the independent auditor’s lead partner, based on a review of the written report and recommend to the Board that it take appropriate action in response to the report to satisfy the independence requirements.

12.	Evaluate the qualifications, experience, performance and independence of the senior members of the independent auditor team, including that of the independent auditor’s lead and concurring partners, taking into consideration the opinions of management and the internal auditors; present its conclusions with respect to such evaluations to the full Board;

13.	Set hiring policies for employees or former employees of the independent auditors.

14.	Discuss with the independent auditor its ultimate accountability to the Board through the Audit Committee;

15.	Pre-approve all auditing services, internal control-related services and permissible non-audit services (including the terms thereof) to be performed for the Corporation by its independent auditor, subject to the policies and procedures referred to below in paragraph 16.

16.	Establish policies and procedures for the engagement of the independent auditor to provide permissible non-audit services; consider whether the independent auditor’s performance of permissible non-audit services is compatible with the auditor’s independence;

17.	Assure the regular rotation of the lead and concurring audit partners as required by law, and consider whether there should be regular rotation of the independent auditing firm itself, in order to assure continuing independence of the independent auditor;

Process Improvement

18.	Establish regular and separate systems of reporting to the Audit Committee by the Corporation’s management, the independent auditor and the internal auditors regarding any significant judgments made in management’s preparation of the financial statements, and the view of each as to the appropriateness of such judgments;

19.	Review and discuss with the independent auditor the audit planning and procedures, including the scope, fees, staffing and timing of the audit; review and discuss the results of the audit exam and management letters, and any reports of the independent auditor with respect to any interim period;

20.	Review with the Corporation’s internal auditors and the independent auditor the coordination of their audit efforts to assure completeness of coverage, reduction of redundant efforts and effective use of audit resources;

21.	Review separately with the Corporation’s management, the independent auditor and the internal auditing department, following completion of the Corporation’s annual audit, any significant difficulties encountered during the course of the audit, including:

(a)	difficulties with management’s response;

(b)	any restrictions on the scope of work or access to required information; and

(c)	the nature and extent of any significant changes in accounting principles or the application therein.

22.	Review any significant disagreement among the Corporation’s management and its independent auditor or the internal auditing department in connection with the preparation of the Corporation’s financial statements;

23.	Review with the independent auditor any audit problems or difficulties and management’s response, including any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise); review any “management” or “internal control” letters issued, or proposed to be issued, by the audit firm to the Corporation and any discussions with the independent auditor’s national office respecting auditing or accounting issues presented by the engagement;

24.	Review with the Corporation’s independent auditor, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices and standards, as approved by the Audit Committee, have been implemented, with such review to be conducted at an appropriate amount of time subsequent to implementation of any changes or improvements thereto, as decided by the Audit Committee in its discretion;

Oversight of the Corporation’s Internal Audit Function

25.	Review the appointment, replacement, reassignment or dismissal of the members of the Corporation’s internal auditing department, including the appointment and replacement of the senior internal auditing executive;

26.	Review the regular internal reports to management prepared by the internal auditing department and management’s responses;

27.	Discuss with the independent auditor the internal audit department’s responsibilities, budget and staffing, and any recommended changes in the planned scope of the internal audit;

Oversight of Legal and Ethical Compliance Issues

28.	Obtain from the independent auditor assurance that Section 10A (b) of the Securities Exchange Act of 1934 has not been implicated;

29.	Discuss with management, the senior internal auditing executive and the independent auditor the Corporation procedures to ensure that its subsidiaries and foreign affiliates (if any) are in conformity with applicable legal requirements and the Corporation’s Code of Honor; advise the Board with respect to the Corporation’s policies and procedures regarding compliance with applicable laws and regulations and with the Corporation’s Code of Honor.

30.	Review reports and disclosures of related party transactions.

31.	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Corporation’s financial statements or accounting policies;

32.	Review any material pending legal proceedings involving the Corporation and other contingent liabilities; discuss with the Corporation’s General Counsel legal matters that may have a material impact on the financial statements, internal controls or the Corporation’s compliance policy;

33.	Establish procedures for (a) the receipt, retention, and investigation of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters;

34.	Assume oversight responsibility for the evaluation and investigation of any complaints received by the Corporation regarding accounting, internal accounting, controls or audit matters, which responsibility includes the authority to retain outside counsel and/or outside experts or consultants as may be appropriate to the evaluation or investigation.

35.	Review legal compliance matters, including corporate securities trading policies with the Corporation’s counse;

36.	Review the procedures established by the Corporation that monitor the Corporation’s compliance with its loan and indenture covenants and restrictions;

37.	Perform any other activities consistent with this Charter, the Corporation’s By-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate;

VI.    MEETINGS

The business of the Audit Committee shall be conducted at its regular meetings, at special meetings or by unanimous written consent. The Audit Committee shall meet separately, as often as may be deemed necessary or appropriate in its judgment, but at least quarterly, with the Corporation’s management, internal auditors and independent auditors. The Chairman or a majority of the members of the Audit Committee may call meetings of the Committee upon reasonable notice to all members of the Committee. Following each meeting, the Audit Committee shall report to the Board at the next regularly scheduled Board meeting, or sooner, as circumstances may dictate.

In addition, the Audit Committee (or the Chairman of the Audit Committee) shall meet in person or by telephone with the Corporation’s independent auditors and the Corporation’s chief financial officer quarterly to review the Corporation’s financial statements.

VII.    LIMITATION OF AUDIT COMMITTEE’S ROLE

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits, to certify the Corporation’s financial statements or to guarantee the auditor’s report. These are the responsibilities of management and the independent auditor.

VIII.    CONSISTENCY WITH ARTICLES

To the extent that any provision or section of this Charter may be inconsistent with any article, provision or section of the Articles of Incorporation or the Bylaws of the Corporation, the Articles of Incorporation or the Bylaws, as appropriate, shall fully control.

IX.    AMENDMENT

This Charter may be amended or altered at any meeting of the Board of Directors by affirmative vote of a majority of the number of Directors fixed by the Bylaws.

X.    CERTIFICATION

This Audit Committee Charter as amended was duly approved and adopted by the Board of the Corporation on the 25th day of October, 2004.

/s/ GRACE R. DEN HARTOG
Corporate Secretary

Audit Committee Pre-Approval Policies and Procedures

for Services by Independent Auditors

Services subject to Audit Committee Approval

•	The Audit Committee must approve in advance all engagements to provide audit review and attest reports required under the securities laws.

•	Any other engagements must either be:

1.	approved in advance by the Audit Committee or

2.	entered into pursuant to these pre-approval policies and procedures, provided the Audit Committee is informed of each service.

•	The Company may not engage its independent auditors to perform any services as may, from time to time, be prohibited by the rules and regulations of the Securities and Exchange Commission, any securities exchange on which the Company’s securities are traded or listed, the Public Company Accounting Oversight Board, or any other regulatory bodies.

•	The Company may engage its independent auditors to perform services that are directly related to the independent audit function. These include:

1.	audits of employee benefit plans,

2.	consultation on accounting matters, including reviews of significant contracts,

3.	assistance with inquiries from the Securities and Exchange Commission and other regulatory bodies,

4.	assistance with debt, equity and other financing transactions, including issuing comfort letters, and

5.	accounting and auditing assistance in connection with merger and acquisition activity

Approval process:

The Audit Committee, at its regular meetings, will approve engagement of the independent auditors for audits of employee benefit plans.

Each year, the Audit Committee will approve a total annual dollar budget for services for routine accounting consultation and related matters. A report on the nature of and amount of billings for such services will be presented to the Audit Committee at each quarterly meeting.

The Audit Committee will approve engagement of the independent auditors for assistance with debt, equity and other financing transactions, as well as merger and acquisition activity, and other permitted services, in advance. The Audit Committee will be provided a description of the services expected to be rendered, together with an estimate of cost. A report on the amount of billings for such services will be presented to the Audit Committee each quarter.

For services not addressed above, and not otherwise prohibited, the Audit Committee must approve engagement of the Independent Auditors in advance. Total fees for such services will be limited to no more than 10 percent of total audit fees for the year.

The pre-approval requirement is waived with respect to non-audit services provided:

1.	the aggregate amount of such services constitutes no more than five percent of the total amount of revenues paid by the Company to the accountant during the fiscal year in which the services are provided;

2.	such services were not recognized by the Company at the time of the engagement to be non-audit services; and

3.	such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee or the chairman of the Audit Committee (to whom authority to grant such approvals is hereby expressly delegated).

Directions to

Owens & Minor, Inc. Annual Meeting of Shareholders

Thursday, April 28, 2005 — 10:00 a.m.

at

The Virginia Historical Society

428 North Boulevard

Richmond, Virginia

The Boulevard is Exit 78 on both I-64 and I-95.

From Washington, D.C., follow I-95 South to the exit.

From Petersburg, follow I-95 North to the exit.

From Charlottesville, follow I-64 East to the exit.

From Norfolk, follow I-64 West to the exit.

Coming from Petersburg or Norfolk, turn left onto Hermitage Road, turn right at the first light onto Robin Hood Road and then turn left at the next light onto the Boulevard.

Coming from Washington, D.C. or Charlottesville, turn right directly onto the Boulevard.

From the Boulevard, turn right onto Kensington Avenue and turn left into the Virginia Historical Society parking lot. Parking is also available at the adjacent Virginia Museum parking lot.

24 HOURS A DAY, 7 DAYS A WEEK

INTERNET		TELEPHONE		MAIL

https://www.proxyvotenow.com/omi	OR	1-866-756-9927	OR
• Go to the website address listed above. • Have your proxy card ready. • Follow the simple instructions that appear on your computer screen.		• Use any touch-tone telephone. • Have your proxy card ready. • Follow the simple recorded instructions.		• Mark, sign and date your proxy card. • Detach your proxy card. • Return your proxy card in the postage-paid envelope provided.

Ú DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET Ú

☐

	(Please sign, date and return this proxy in the enclosed postage prepaid envelope.)			☒ Votes must be indicated (x) in Black or Blue ink.

The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

1.	Election of Directors for a term of three years:

									FOR	AGAINST	ABSTAIN

	FOR all nominees	☐	WITHHOLD AUTHORITY to vote for all nominees	☐	FOR ALL EXCEPT nominee(s) marked in space below	☐	2.	Approval of the 2005 Stock Incentive Plan.	☐	☐	☐
							3.	Ratification of appointment of KPMG LLP as Independent Registered Public Accountants.	☐	☐	☐

	Nominees: 01 -G. Gilmer Minor, III, 02 -J. Alfred Broaddus, Jr, 03 - Eddie N. Moore, Jr., 04 - Peter S. Redding, 05 - Craig R. Smith						4.	In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

								To change your address, please mark this box.			☐
(INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark the “FOR ALL EXCEPT” box and write the nominee’s(s’) name(s) in the space provided below. Your shares will be voted for the remaining nominee(s).)

SCAN LINE

Please sign exactly as your name appears herein. Attorneys-in-fact, executors, administrators, trustees and guardians should give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. Shareholders who are present at the meeting may
	Date	Share Owner sign here	Co-Owner sign here

OWENS & MINOR, INC.

P R O X Y

Solicited by the Board of Directors for the Annual Meeting of Shareholders

The undersigned hereby appoints A. Marshall Acuff, Jr., James B. Farinholt, Jr., and Anne Marie Whittemore (and if the undersigned is a proxy, the substitute proxy) and each of them with power of substitution, the proxies of the undersigned to vote all shares held of record on March 3, 2005 by the undersigned as directed on the reverse side and in their discretion on all other matters which may properly come before the Annual Meeting of Shareholders of Owens & Minor, Inc., to be held on April 28, 2005 at 10:00 A.M. at the Virginia Historical Society, 428 North Boulevard, Richmond, Virginia, and any adjournments or postponements thereof.

The undersigned directs said proxies to vote as specified upon the items shown herein which are referred to in the Notice of Annual Meeting and as set forth in the Proxy Statement.

This Proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder(s). If no direction is made, this Proxy will be voted FOR Proposals 1, 2 and 3.

(Continued and to be dated and signed on the reverse side.)

To include any comments, please mark this box.	☐	OWENS & MINOR, INC. P.O. BOX 11421 NEW YORK, N.Y. 10203-0421